Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is dated as of May 9, 1996, by and between UroMed Corporation, a Massachusetts corporation (the "Buyer"), on the one hand, and the ASI Liquidating Trust (sometimes known as the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994), a trust organized under the laws of the State of California (the "Trust"), Robert F. Rosenbluth and Donald B. Milder, solely as trustees of the Trust (collectively with the Trust, the "Sellers"), and those persons named as Indemnifying Beneficiaries on Schedule A hereto (the "Indemnifying Beneficiaries), on the other hand.

      WHEREAS, Advanced Surgical Intervention, Inc., a California corporation ("ASI"), transferred all of its assets to the Sellers in connection with the liquidation of ASI pursuant to a Liquidating Trust Agreement, dated June 23, 1994 (the "Liquidating Trust Agreement"), between the Trust, a majority of the shareholders of record of ASI and the Trustees (as defined therein);

      WHEREAS, the Sellers desire to sell and the Buyer desires to purchase all of the assets currently owned by the Sellers relating to male and female incontinence;

      WHEREAS, the Buyer is willing to enter into this Agreement and to purchase the Acquired Assets only if (i) the Sellers and the Indemnifying Beneficiaries agree to assume certain indemnification obligations with respect to the Acquired Assets and the operation of the business of ASI, and (ii) certain persons agree to assume certain consulting obligations with the Buyer for a period of eighteen months and certain non-competition obligations with the Buyer for a period of three years; and

      WHEREAS, in connection with the negotiation and preparation of this Agreement, the Sellers and the Buyer have prepared a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "Disclosure Schedule", with any reference herein to a Schedule being to the Disclosure Schedule).

      NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer, on the one hand, and the Sellers and the Indemnifying Beneficiaries, on the other hand, agree as follows:

                                    Article 1

                                Purchase And Sale

      1.1. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof, the Sellers shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of the


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                                      -2-

assets of the Sellers relating to male and female incontinence including, but not limited to, the following (with all of such assets hereinafter referred to collectively as the "Acquired Assets"):

            (a) the machinery, equipment (including prototype equipment), tools, spare parts, supplies, molds, furniture, installations, materials and other tangible personal property owned by the Sellers and described on
      Schedule 1.1(a) hereto (the "Equipment");

            (b) all of the Sellers' title to, interest in and rights under the personal property leases described on Schedule 1.1(b) hereto (the "Personal Property Leases");

            (c) all of the Sellers' rights under the contracts and agreements to which any Seller is a party listed on Schedule 1.1(c) hereto (the contracts and agreements referred to in this paragraph (c), together with all amendments and modifications thereto, being referred to collectively as the "Assumed Contracts");

            (d) all of the Sellers' rights under the licenses, permits from and applications to the United States Food and Drug Administration ("FDA") and comparable foreign agencies, clinical studies, submissions, supplements and approvals, and all correspondence, raw data, support information and background materials related thereto, used by the Sellers with respect to the products (whether or not conceived of, developed, in development, or otherwise) identified in Schedule 1.1(d)-1 hereto (the "Products"), or otherwise relating to male or female incontinence, including but not limited to those licenses, permits and applications listed on Schedule 1.1(d)-2 hereto (the "Permits");

            (e) all of the Sellers' Intellectual Property (as defined in Article
      11), including but not limited to, trademarks and trade names and the goodwill of the business symbolized thereby, product names, logos, copyrights, marketing studies, manufacturing specifications, designs, inventions (whether patentable or unpatentable), United States and foreign patents and patent applications, licenses and applications with respect to the foregoing, production records, technical information, manufacturing and design know-how, processes, product and process specifications, final designs, manufacturing processes, results of human and animal studies and other experimentation, trade secrets, customer lists and telephone numbers, sales materials, trade dress, product complaint and return histories, clinical data, drawings, databases, software and related documentation, final formulations and other prior iterations of any Product components and other intangible assets relating to the Product and the Equipment or otherwise relating to male or female incontinence, including without limitation those described on Schedules 1.1(e) hereto (the "Intangibles"), together with all of the Sellers' rights under the agreements relating to Intellectual Property listed on Schedule 1.1(e) (the "IP Agreements");

            (f) the Sellers' inventories related to the Product, whether in the possession of the Sellers or any third party, including raw materials, work in process and finished goods, including without limitation the inventories described by category, amount and location on Schedule 1.1(f) hereto (the "Inventories");

            (g) all documents and records relating to the other Acquired Assets and the Product (including, but not limited to, correspondence, memoranda, books of account and the like) and the originals of the Personal Property Leases and the Assumed Contracts;

            (h) any claims of any of the Sellers relating to the Acquired Assets (the "Acquired Claims"); and

            (i) all other assets of the Seller relating to the Product or otherwise related to male or female incontinence.

      1.2. Excluded Assets. Notwithstanding the foregoing, the Sellers are not selling and the Buyer is not purchasing pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following assets (collectively, the "Excluded Assets"):

            (a) the Sellers' rights in and under that Asset Purchase Agreement, dated as of July 12, 1993, between ASI and Boston Scientific Corporation; and

            (b) all cash and accounts receivable of the Sellers, wherever located.


                                    Article 2

                              Liabilities Excluded

      Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of any nature, fixed or contingent or known or unknown, of any of the Sellers whatsoever other than as specifically set forth in this Article 2 (with all such unassumed liabilities and obligations referred to in this Agreement as the "Excluded Liabilities").


                                    Article 3

                                 Purchase Price

      3.1. Purchase Price to be Paid. As the purchase price for the Acquired Assets (the "Purchase Price"), the Buyer shall (i) pay to the Seller the amount of $7,000,000 at the Closing (the "Initial Cash Purchase Price"), (ii) issue to the Seller the Firm Shares (as defined below), and (iii) issue to the Seller any additional shares of UroMed Common Stock which may be issuable pursuant to
Section 4.3(b).

      3.2. Allocation. The Sellers and the Buyer agree to allocate the Purchase Price (including without limitation any Contingent Purchase Price) among the Acquired Assets for all


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                                      -4-

purposes (including financial accounting and tax purposes) in accordance with the purchase price allocation set forth on Schedule 3.2 hereto.


                                    Article 4

                                     Closing

      4.1. Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held on a date and time as shall be mutually agreed to by the Buyer and the Seller, at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, MA 02110, it being understood and agreed that time is of the essence of this Agreement. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

      4.2.  Transactions at Closing.  At the Closing:

            (a) The Sellers shall duly execute and deliver to the Buyer or its nominee or nominees such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer or its nominee(s) good record and marketable title to all of the Acquired Assets, in each case subject to no Excluded Liability and no Encumbrance (as defined in Section 5.11) except for Permitted Encumbrances (as defined in Section 5.11); these transfer instruments will include one or more Bills of Sale and Patent Assignments in the forms of Exhibits A and B hereto (collectively, the "Bills of Sale").

            (b) the Buyer shall deliver the Initial Cash Purchase Price by the wire transfer of immediately available funds to an account of the Sellers that has been designated for such purpose by the Sellers (with the Sellers making such designation at least 24 hours prior to the Closing); and the Buyer shall issue to the Seller that number of shares of UroMed Corporation common stock, no par value per share ("UroMed Common Stock"), rounded to the nearest whole number of shares, as shall equal the product of (x) the quotient of $23,000,000 divided by the Reference Market Value (as defined below) of a share of UroMed Common Stock, expressed in dollars, on the Closing Date (with such quotient referred to hereinafter as the "Firm Base Share Number"), multiplied by (y) 0.80 (the "Firm Shares"); provided, that in no event shall the Buyer be required to issue in excess of that number of shares of UroMed Common Stock equal to the difference between the number of shares of UroMed Common Stock authorized by the Articles of Organization of the Buyer, as amended from time to time (the "Buyer Articles"), and the number of shares of UroMed Common Stock issued and outstanding on the Closing Date; and provided, further, that in the event that the Buyer is prohibited from issuing shares of UroMed Common Stock pursuant to this Section 4.2(b), the Buyer shall pay to the Sellers an amount equal to the product of the number of shares of UroMed Common Stock which the Seller is so prohibited from issuing multiplied by the



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                                      -5-

      Reference Market Value of a share of UroMed Common Stock on the Closing Date. For purposes of this Agreement, the "Reference Market Value" of a share of UroMed Common Stock with respect to a particular date shall mean the average closing sale price (in thousandths of dollars) on the NASDAQ National Market as reported under Composite Transactions in The Wall Street Journal for the five (5) trading days immediately preceding the date with respect to which the Reference Market Value is determined.

            (c)   [Intentionally omitted]

            (d) The Buyer, the Sellers, and the Indemnifying Beneficiaries shall execute a Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement").

            (e) The Buyer and Robert F. Rosenbluth shall enter into a Consulting and Non-Competition Agreement in the form of Exhibit D-1 hereto (the "Rosenbluth Agreement").

            (f) The Buyer and Robert Greene shall enter into a Consulting and Non-Competition Agreement in the form of Exhibit D-2 hereto (referred to hereinafter collectively with the Rosenbluth Agreement as the "Consulting Agreements").

            (g) The Sellers shall deliver to the Buyer the written opinions of Stradling, Yocca, Carlson & Rauth, corporate counsel to the Sellers, and Klein & Szekeres, patent counsel to the Sellers, addressed to the Buyer and dated the Closing Date, in the respective forms of Exhibits E-1 and E-2, hereto.

            (h) The Buyer shall deliver to the Sellers the written opinion of Bingham, Dana & Gould LLP, counsel to the Buyer, dated the Closing Date and addressed to the Sellers, in the form of Exhibit F hereto.

      4.3   Issuance of Additional Shares.

            (a) In the event that the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the forty-fifth
      (45th) day following the later of the date of delivery of the Shareholder List (as defined in the Registration Rights Agreement) or the Closing Date (with such date referred to hereinafter as the "Reference Date"), the Buyer shall issue to the Sellers that nearest whole number of shares of UroMed Corporation Common Stock equal to difference of the Firm Base Share Number minus the number of Firm Shares.

            (b) In the event that the Registration Statement is not declared effective by the Commission on or prior to the Reference Date, on the day following the date on which the Registration Statement is declared effective by the Commission (the

      "Effective Date"), the Buyer shall issue to the Sellers that nearest whole number of shares of UroMed Common Stock, if any, equal to a number of shares of UroMed Common Stock (but not less than zero) equal to (i) the product of the Firm Base Share Number multiplied by 0.20 plus or minus (ii) an adjustment factor determined as follows:

            (I) Subtract (x) the Reference Market Value of a share of UroMed Common Stock on the Effective Date from (y) the Reference Market Value of a share of UroMed Common Stock on the Reference Date;

            (II) Determine an aggregate dollar price adjustment equal to the lesser of (x) the product of (i) the Firm Base Share Number multiplied by (ii) 0.20 multiplied by (iii) the Reference Market Value of a share of UroMed Common Stock on the Closing Date, or (y) the product of the amount determined in step (I) above multiplied by the Firm Base Share Number; and

            (III) Determine the aggregate-number-of-shares adjustment factor by dividing the amount determined in step (II) above by the Reference Market Value of a share of UroMed Common Stock, expressed in dollars, on the Effective Date;

      provided, that in lieu of issuing to the Seller the positive number of Shares of UroMed Common Stock, if any, determined in step (III) above, the Buyer shall have the right, in its sole discretion, to pay to the Seller an amount in cash equal to the lesser of (i) the dollar amount determined in step (II) above or (ii) the dollar amount equal to the product of (x) the Firm Base Share Number multiplied by 0.20, multiplied by (y) the Reference Market Value of a share of UroMed Common Stock, expressed in dollars, on the Effective Date.

            (c) Notwithstanding the provisions of paragraphs (a) and (b) of this
      Section 4.3, in no event shall the Buyer be required to issue in excess of that number of shares of UroMed Common Stock equal to the difference between the number of shares of UroMed Common Stock authorized by the Buyer Articles and the number of shares of UroMed Common Stock issued and outstanding on the date on which such shares are issued. In the event that the Buyer is prevented from issuing shares of UroMed Common Stock pursuant to paragraphs (a) and (b) of this Section 4.3, the Buyer shall pay to the Seller an amount equal to the product of the number of shares of UroMed Common Stock which the Buyer is so prevented from issuing multiplied by the Reference Market Value of a share of UroMed Common Stock on the Closing Date, in the case of any issuances required under paragraph (a) above, or the Effective Date, in the case of any issuances required under paragraph (b) above.

                                    Article 5

    Representations and Warranties of the Sellers and Indemnifying Beneficiaries

      The Sellers and the Indemnifying Beneficiaries represent and warrant to the Buyer as follows:

      5.1.  Organization; Authority.

            (a) The Sellers have full power and authority to enter into this Agreement, the Bills of Sale and the Registration Rights Agreement (collectively, the "Seller Acquisition Documents") and to perform their obligations hereunder and thereunder. Each Indemnifying Beneficiary has full power and authority to enter into this Agreement and the Registration Rights Agreement. The Sellers have full power and authority to own and hold the Acquired Assets. The nature of the businesses of the Sellers have not required them to be qualified or licensed in any jurisdiction.

            (b) The Sellers acquired all of the assets of ASI prior to its dissolution in 1994 pursuant to the Liquidating Trust Agreement. All Taxes (as defined below) and penalties payable or accrued by ASI under the California Bank and Corporation Tax Law have been paid and all other debts and liabilities (other than the Assumed Contracts and the Personal Property Leases) of ASI have been paid.

      5.2. Binding Effect. This Agreement and the rest of the Seller Acquisition Documents have been duly authorized by all necessary actions of the Trustees and beneficiaries of the Trust and this Agreement has been duly executed and delivered by the Sellers and each Indemnifying Beneficiary and constitutes the legal, valid and binding obligations of the Sellers and each Indemnifying Beneficiary enforceable against them in accordance with its terms. The rest of the Seller Acquisition Documents, when executed and delivered by the Sellers and the Indemnifying Beneficiaries at the Closing, will constitute legal, valid and binding obligations of the Sellers and each Indemnifying Beneficiary which is a party thereto, enforceable against them in accordance with their terms.

      5.3. Non-Contravention. Neither the execution and delivery of this Agreement and the rest of the Seller Acquisition Documents by the Sellers and the Indemnifying Beneficiaries nor the consummation by the Sellers or any Indemnifying Beneficiary of the transactions contemplated hereby or thereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Sellers (including, without limitation, any of the Acquired Assets) or any Indemnifying Beneficiary pursuant to (a) any agreement or commitment to which the Sellers or such Indemnifying Beneficiary is a party or by which the Sellers or such Indemnifying Beneficiary or any of their properties (including, without limitation, any of the Acquired Assets) is bound or to which such Sellers or any Indemnifying Beneficiaries or any of their properties is subject, (b) the Liquidating Trust Agreement or other constitutive document of the Sellers or such Indemnifying Beneficiary, or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which any of the Sellers or such Indemnifying Beneficiary or any of their properties is subject.

      5.4.  Governmental Consents; Transferability of Licenses, Etc.

            (a) Except as set forth on Schedule 5.4(a), no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement and the rest of the Seller Acquisition Documents by the Sellers or for the consummation by the Sellers of the transactions contemplated hereby. The Sellers have and maintain, and
      Schedule 5.4(a) lists, all licenses, permits and other authorizations from all governmental authorities required to be maintained by the Sellers in connection with their ownership of the Acquired Assets or their manufacture, use or sale of the Products.

            (b) The Sellers and ASI have not sold any products (including any Products) prior to receiving any required or necessary approvals or consents from any federal, state or foreign governmental authority, including the FDA under the FD&C Act, and the regulations promulgated thereunder, or any corollary entity in any other jurisdiction. Except as set forth on Schedule 5.4(b), the Sellers have received all necessary or required approvals and consents, to sell, promote and market its current products (including any Products) in the United States and any other jurisdiction in which it sells, promotes or markets its products. The Sellers have not received any notice of, and are not aware of any actions, product recalls, medical device reports, information requests or similar issues regulated by the FDA or any corollary entity in any other jurisdiction.

            (c) Set forth on Schedule 5.4(c) hereto is an accurate and complete copy of all applications, submissions, correspondence and other communications (including written summaries of any material oral communications) relating to the application by ASI and the Trust for approval under the FD&C Act to market and sell the Miniguard Product in the United States (collectively, the "FDA Application"). All requests for additional information and other communications from the FDA with respect to the FDA Application have been adequately responded to, and all information relating to the Miniguard Product, including information gathered during clinical studies, required to be submitted or disclosed to the FDA in connection with the FDA Application has been promptly submitted or disclosed.

      5.5. Financial Statements. Attached as Schedule 5.5(a) hereto is an unaudited balance sheet of the Trust for the year ended December 31, 1995 (the "Balance Sheet"). Except as set forth on Schedule 5.5(b), the Balance Sheet was prepared in accordance with GAAP applied on a basis consistent with prior periods and such balance sheet fairly presents the financial condition of the Trust as of its date. Since the date of the Balance Sheet (i) there has been no change in the assets, liabilities, or financial condition of the Trust from that reflected in the Balance Sheet except for changes in the ordinary course of business that in the aggregate have not been materially adverse, and (ii) none of the financial condition, property or affairs of the Sellers has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

      5.6. Absence of Operations. Since June 23, 1994 the Sellers have carried on no business.

      5.7. No Liabilities. Except as set forth on Schedule 5.7 hereto, the Sellers have no liabilities, indebtedness or obligations of any nature, whether accrued, absolute, contingent or otherwise.

      5.8. Litigation, etc. No action, suit, proceeding or, to the knowledge of the Sellers and the Indemnifying Beneficiaries, investigation is pending or, to the knowledge of the Sellers and the Indemnifying Beneficiaries, threatened, relating to or affecting any of the Acquired Assets, or which questions the validity of this Agreement or any of the other Seller Acquisition Documents or challenges any of the transactions contemplated hereby or thereby, nor to the knowledge of any of the Sellers and the Indemnifying Beneficiaries is there any basis for any such action, suit, proceeding or investigation.

      5.9. Conformity to Law. The Sellers, insofar as it relates to any of the Acquired Assets, have complied with, and are in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which any of the Sellers or ASI is a party, or by which any of the Sellers or any of the Acquired Assets is subject in either case except where non-compliance would not have a material adverse effect on the Acquired Assets or the ability of the Buyer to utilize the Acquired Assets. The Sellers and ASI have not committed, been charged with, or to the knowledge of the Sellers and the Indemnifying Beneficiaries, been under investigation with respect to, nor does there exist, any violation of any provision of any national, state, foreign, local law or administrative regulation in respect of any of the Acquired Assets.

      5.10. Beneficiaries of the Trust. Set forth on Schedule 5.10 hereto is a list of all beneficiaries of the Trust and their respective proportional interests therein, including any contingent or optional interests.

      5.11. Title to Acquired Assets. Except for those mortgages and other liens described on Schedule 5.11 hereto ("Permitted Encumbrances"), (i) the Sellers are the sole lawful owner of, have good and valid record and marketable title to, and have the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without any restrictions of any kind whatsoever and without requiring the consent or approval of any Person, and (ii) all of the Acquired Assets are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, "Encumbrances"), and except as set forth on Schedule 5.11, there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction showing any of the Sellers as debtor or consignee or lessee which create or perfect or which purport to create or perfect any Encumbrance or other right, title or interest in or on any of the Acquired Assets. Except as expressly provided in this Agreement, at and as of the Closing, the Sellers will convey the Acquired Assets to the Buyer by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Buyer, and the Buyer will receive, good and valid record and marketable title to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

      5.12. Contracts. Except for the contracts, agreements and other arrangements listed or described on Schedule 5.12, the Sellers are not a party to or otherwise bound by any contract or agreement (oral or written) of any type relating to any of the Acquired Assets. The Sellers have delivered or caused to be delivered to the Buyer correct and complete copies of each contract, agreement or other arrangement listed in Schedule 5.12 hereto, as amended to date (the "Listed Contracts"). Each Listed Contract and each Assumed Contract is a valid, binding and enforceable obligation of the Sellers, and, to the knowledge of the Sellers and the Indemnifying Beneficiaries, the other party or parties thereto, and is in full force and effect in all material respects. Neither Seller nor, to the knowledge of the Sellers and the Indemnifying Beneficiaries, the other party or parties thereto, is in breach or non-compliance, or is considered to be in breach or non-compliance by the other party thereto, of any term of any Listed Contract or any Assumed Contract. Since January 1, 1995 the Sellers have not received any default notice or written threat thereof with respect to any Listed Contract or any Assumed Contract and neither Seller nor any Indemnifying Beneficiary has any reasonable basis for suspecting that such action will be forthcoming. Subject to obtaining any necessary consents to assignment by the other party or parties to any Listed Contract or any Assumed Contract, no Listed Contract or Assumed Contract includes or incorporates any provision the effect of which may be to enlarge or accelerate any obligations of the Sellers or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

      5.13. Insurance. Attached as Schedule 5.13 is a description of all insurance policies maintained by or for the benefit of any of the Sellers (collectively the "Listed Insurance Policies"). All the Listed Insurance Policies are in full force and effect; are sufficient for compliance by the Sellers with all requirements of law and of all agreements to which they are a party are valid, outstanding and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth on
Schedule 5.13.

      5.14. Equipment. Schedule 5.14 hereto sets forth a complete and accurate list of all personal property owned by the Sellers as of March 31, 1996 and used with respect to the Products.

      5.15. No Employee Benefit Plans.

            (a) Absence of Plans. The Sellers do not maintain, contribute to, or participate in, nor has any Seller or ASI at any time in the preceding five (5) years maintained, contributed to, or participated in, any pension, profit-sharing, deferred compensation, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any employee of any Seller which is or was a Defined Benefit Plan as defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Trust and ASI have never been a party to, bound by, or subject to any multi-employer plan.

            (b) Absence of Certain Events and Arrangements. Except as set forth in Schedule 5.15(b) hereto, no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Seller or any affiliate of any Seller (other than insurance premiums satisfied in due course).

            (c) Definitions. For purposes of this Section 5.16, "multi-employer plan," has the same meaning assigned such terms under ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Seller or ASI.

      5.16. Employees. As of March 31, 1996 and the date hereof, neither the Sellers nor ASI had or has any employees. Neither the Sellers nor ASI has any employment agreement, written or oral, with any Person except as set forth on
Schedule 5.16(a), or any accrued liability for vacations. Except as set forth on
Schedule 5.16(a), the Sellers have no outstanding loans or advances to any Person formerly employed by any Seller or ASI.

      5.17. Trademarks, Patents, Etc.

            (a) Schedule 5.17(a) hereto sets forth a complete and accurate list of all United States and foreign patents, patent applications, trademarks, trade names, trademark registrations and copyrights owned by and registered in the name of any of the Sellers or ASI and used or proposed to be used by any of the Sellers in connection with the Products or any of the other Acquired Assets, and all applications therefor. The IP Agreements represent the only agreements relating to Intellectual Property which any of the Sellers has licensed or authorized for use by others or which has been licensed or authorized for use in connection with the Products or the Acquired Assets.

            (b) Except to the extent set forth in Schedule 5.17(b) hereto, the Sellers own and have the sole and exclusive right to use all Intellectual Property used or necessary for the manufacture, sale and use of the Products, and any other Intellectual Property relating to the treatment of male or female incontinence developed by any employee of the Sellers or ASI while employed by such person and the consummation of the transactions contemplated hereby will not alter or impair any such right and will vest all rights, title and interest therein and thereto in the Buyer. The Sellers have the sole and exclusive right to manufacture, use and sell the Products. Schedule 5.17(b) lists all material inventions (whether patentable or nonpatentable) and trade secrets used by the Sellers in connection with or necessary to the manufacture, sale and use of the Products, and for each such listed invention or trade secret also lists, to the knowledge of the Sellers, the name and title of the person or persons responsible for the creation of such invention or trade secret. To the knowledge of the Sellers, all of the inventors of the inventions covered by the patents included in the Acquired Assets are correctly listed as the inventors thereon. Except as set forth in Schedule 5.17(b),
      (i) no royalties are paid or payable by the Sellers on or with respect to any of the patents or patent applications, inventions or trade secrets listed in Schedule 5.17(b), and upon the consummation of the transactions contemplated hereby, no additional royalties shall be payable with respect to such Intellectual Property, and (ii) each of the inventions and trade secrets listed in Schedule 5.17(b) hereto has, through assignment, agreement, operation of law or otherwise, become and is the sole property of the Sellers.

            (c) None of the Sellers nor the other party or parties thereto, is in breach of any IP Agreement. The Sellers have complied with all of its obligations of confidentiality in respect of the Intellectual Property of others, and to the knowledge of the Sellers and the Indemnifying Beneficiaries there are no violations of such obligations of confidentiality as are owed to the Sellers. No employee, agent or consultant of the Trust is subject to confidentiality restrictions in favor of any third Person the breach of which could subject the Sellers to any material liability or which could adversely affect the Seller's access to Intellectual Property previously used by it. No claims have been asserted, and no claims are pending, by any Person regarding use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property, and there is no basis for such claim. To the knowledge of the Sellers and the Indemnifying Beneficiaries, the use by the Sellers of the Intellectual Property listed in any part of Schedule 5.17 does not conflict with or infringe on the rights of any Person and neither any Seller nor ASI has received any claim or written notice from any Person to such effect. To the knowledge of the Sellers and the Indemnifying Beneficiaries, no third party is infringing, violating or otherwise using, in an unauthorized manner, any Intellectual Property of the Sellers.

            (d) Set forth on Schedule 5.17(d) hereto is a complete list of all persons (including any consultants to the Sellers or ASI) who participated in the development and manufacture of the Product and the preparation of the FDA Application. Except as set forth on Schedule 5.17(d), each of such persons is party to a Confidentiality Agreement and Inventions Assignment Agreement in the form attached to Schedule 5.17(d) with the Sellers. Except as set forth on Schedule 5.17(d), no former employee of the Sellers or ASI owes any non-competition, non-solicitation or similar obligation to the Sellers or ASI.

      5.18. [Section 5.18 is intentionally omitted.]

      5.19. Fair Consideration; No Fraudulent Conveyance. After due inquiry and investigation, the sale and purchase of the Acquired Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration. The Sellers are not now insolvent and will not be rendered insolvent by the sale, transfer and assignment of the Acquired Assets pursuant to the terms of this Agreement. The Sellers are not entering into this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement will not have any such effect. Neither ASI nor any Seller has ever admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

      5.20. Tax Matters.

            (a) Except as set forth in Schedule 5.20, (i) the Sellers have filed all Tax Returns (as defined in Article 11) which are required to be filed with any foreign, federal, state or local governmental authority or agency, and have paid, or made adequate provision for the payment of, all assessments received and all Taxes (as defined in Article 11) which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such Tax Returns were filed. The Sellers and the Indemnifying Beneficiaries know of no additional assessments since the date of such returns and reports.

            (b)   Except as set forth in Schedule 5.20:

                  (i) Liens.There  are no liens for Taxes  (other  than  current
            Taxes not yet due and payable) on any of the Acquired Assets;

                  (ii) Withholding Taxes. The Sellers have withheld and paid all
            Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party; and

                  (iii) Foreign Permanent Establishments and Branches. Insofar
            as it relates to the Acquired Assets or the Product, the Sellers have no permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

      5.21. Product Liability. The Sellers have no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Sellers giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Sellers or ASI.

      5.22. Agreement with Johnson & Johnson. Set forth as Schedule 5.22-1 hereto are accurate and complete copies of (i) the ASI/Serenity Agreement dated as of July 31, 1992, between ASI and the Serenity Business Unit of McNeill-PPC, Inc. (the "Original J&J Agreement"), (ii) all amendments and modifications to and terminations of the Original J&J Agreement, and (iii) all correspondence and communications (including written summaries of any oral communications) between ASI or any of the Sellers and Johnson & Johnson, Inc. which could have the effect of modifying the Original J&J Agreement or which are material to the relationship of the Sellers and the Serenity Business Unit of McNeill-PPC, Inc. ("J&J"). To the knowledge of the Sellers, set forth on Schedule 5.22-2 hereto is a description of the reasons for termination of the Original J&J Agreement. Neither Sellers nor ASI has any obligations or liabilities to J&J, whether under the Original J&J Agreement or otherwise, and no Indemnifying Beneficiary has any obligations or liabilities to J&J under the Original J&J Agreement.

      5.23. Clinical Trials. All clinical trials relating to the Products conducted by the Sellers or ASI were completed in accordance with their respective protocols and, except as set forth on Schedule 5.23 hereto, no adverse events (including, but not limited to, bladder or urinary tract infections, hematuria, and significant patient discomfort) were reported during such trials.

      5.24. Competition. Except as set forth on Schedule 5.24 hereto, to the knowledge of Robert F. Rosenbluth (after a discussion with Robert Greene undertaken by Mr. Rosenbluth in good faith), there are no products being sold or in development which compete with the Products in the field of non-surgical treatment of female incontinence.

      5.25. Solicitation of Interest in Other Property of the Sellers. Except as set forth on Schedule 5.25 hereto, the Sellers have not engaged any agents or other representatives for the sale of any of the assets of the Sellers. Set forth on Schedule 5.25 is a description of each Person contacted by each such agent or representative and the date of last communication with such Person. Except as set forth on Schedule 5.25, no proprietary information of the Sellers or ASI was disseminated to such Persons without such Persons having acknowledged in writing the proprietary nature of such information and agreed to protect the confidentiality of such information.

      5.26. No Products Sold.  No Sellers have ever sold any products.

      5.27. Other Investments. Except as set forth in Schedule 5.27 hereto, the Acquired Assets do not include any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

      5.28. Suppliers. Schedule 5.28 hereto sets forth a true, correct and complete list of the names and addresses of the three most significant suppliers of the Sellers or ASI relating to the Acquired Assets. None of such suppliers has notified any of the Sellers that it intends to discontinue or reduce significantly its business with the Sellers, whether as a result of this Agreement or otherwise. Except as set forth on Schedule 5.28 hereto, all equipment required to manufacture the Miniguard Product in sufficient quantities to support commercialization and all materials needed to assemble the Miniguard Product and its components are generally available from multiple sources without restriction of any kind. To the knowledge of the Sellers without additional investigation, such equipment and materials will be available for purchase by the Buyer after the Closing on the same terms and conditions as such items are available to the Sellers.

      5.29. Acquired Assets Complete; Location. Except as listed in Schedule 5.29, the Acquired Assets include all assets and properties utilized or required to be utilized by the Seller with respect to the Miniguard Product. Except as set forth on Schedule 5.29 hereto, all of the Acquired Assets (excluding any intangibles) are located at the Sellers' facility at 1060-B Calle Negocio, San Clemente, California 92673, and have been adequately packaged for transfer to the Buyer upon the Closing.

      5.30. Securities Act Matters.

            (a) The Sellers are acquiring the shares of UroMed Common Stock to be acquired by the Sellers pursuant to the transactions contemplated hereby (the "Shares"), for the Sellers' own account for investment and not with a view to the public distribution thereof. The Sellers acknowledge that the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), and agree that the Sellers will not sell or otherwise dispose of all or any portion of the Shares, otherwise than pursuant to registration under the Securities Act or under Rule 144 promulgated thereunder or other similar rule if then available, without first obtaining (i) a written opinion of counsel satisfactory to counsel for the Buyer and addressed to the Buyer to the effect that the contemplated sale or other disposition of Shares will not be in violation of the Securities Act, or (ii) a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "Commission"), to the effect that such Staff will take no action in respect of the contemplated sale or other disposition (a copy of which shall be furnished to the Buyer prior to any transfer of the Shares in question). In conformity herewith, the Seller(s) agree that the certificate(s) for all Shares issued hereunder shall bear the following legend:

                  "These securities have not been registered under the
            Securities Act of 1933 and may not be sold or otherwise disposed of, in whole or in part, other than pursuant to registration under said Act or in conformity with the limitations of Rule 144 or other similar rule as then in effect, without first obtaining (i) a written opinion of counsel satisfactory to the Company's counsel to the effect that the contemplated sale or other disposition will not be in violation of said Act or (ii) a 'no-action' letter from the Staff of the Securities and Exchange Commission to the effect that such Staff will take no action in respect of the contemplated sale or other disposition."

            The Sellers acknowledge that the Sellers were informed by the Buyer that because the Shares are unregistered, they must be held, and the economic risk of the investment must be borne, indefinitely unless and until the Shares are subsequently registered under the Securities Act or an exemption from such registration is available.

            (b) The Sellers acknowledge that neither the offering of shares of UroMed Common Stock nor any offering literature used in connection therewith has been reviewed by the Commission or by the securities administrator of any state.

            (c) The Sellers have received copies of the Buyer's Annual Report on Form 10-K for its fiscal year ended December 31, 1995, the Buyer's 1995 Annual Report distributed to the Shareholders of the Buyer, and the Current Report on Form 8-K dated March 28, 1996 of the Buyer (collectively, the "SEC Material"), and have carefully reviewed the SEC Material in its entirety. The Buyer has made available to the Sellers the opportunity to ask questions of, and receive answers from, the Buyer or persons acting on its behalf concerning the terms and conditions of the transactions contemplated hereby and the business and financial condition of the Company.

            (d) The Sellers (i) are either "accredited investors" as defined in Rule 501 promulgated under the Securities Act, or (ii) have such knowledge and experience in financial and business matters so that such Sellers are capable of evaluating the merits and risks of an investment in UroMed Common Stock, with regard to the considerations involved in making such investment, and the Sellers have such knowledge and experience in financial and business matters so that they are capable of evaluating the merits and risks of such investment.

      5.31. Brokers. No Seller and no Indemnifying Beneficiary has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

      5.32. Disclosure. No representation or warranty by any of the Sellers or any Indemnifying Beneficiary in this Agreement or in any exhibit, schedule, written statement or certificate delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby (including, but not limited to, those documents provided to the Buyer for due diligence purposes listed on Schedule 5.32 hereto) taken as a whole contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or to the knowledge of Sellers necessary in order to provide the Buyer with proper and complete information as to the Acquired Assets. To the knowledge of Sellers, there is no material fact relating to the Acquired Assets which may materially adversely affect the same and which has not been disclosed to the Buyer.

                                    Article 6

                    Representations And Warranties of the Buyer

      The Buyer represents and warrants to the Sellers as follows:

      6.1. Organization and Standing of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Buyer has full power and authority under its Articles of Incorporation and By-Laws and applicable laws to execute and deliver this Agreement and the Registration Rights Agreement (collectively, the "Buyer Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby.

      6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary corporate authorizations and approvals required for the execution and delivery of this Agreement and the rest of the Buyer Acquisition Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and the rest of the Buyer Acquisition Documents, when executed and delivered by the Buyer and the other parties thereto will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their terms.

      6.3. Non-Contravention; Approvals. Neither the execution and delivery of this Agreement or the rest of the Buyer Acquisition Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby and thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to (a) the Articles of Incorporation or By-Laws of the Buyer; (b) except as set forth on Schedule 6.3 hereto, any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the Buyer or any of its properties is subject. Except as set forth on Schedule 6.3 hereto, no consent, approval or authorization of, or registration, qualification or filing by the Buyer with, any governmental agency or authority is required for the execution and delivery of this Agreement or the rest of the Buyer Acquisition Documents by the Buyer or for the consummation by the Buyer of the transactions contemplated hereby and thereby.

      6.4. Due Authorization Etc. of UroMed Common Stock. The shares of UroMed Common Stock issuable to the Seller pursuant to the terms of this Agreement, when issued in payment of the Purchase Price, will be duly authorized, validly issued, fully-paid and non-assessable.

      6.5. Litigation, Etc. No action, suit, proceeding or investigation is pending or, to the knowledge of the Buyer, threatened, against the Buyer relating to or affecting any of the Acquired Assets, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby, nor to the Buyer's knowledge, is there any basis for any such action, suit, proceeding or investigation.

      6.6. SEC Reports of the Buyer. The Buyer has furnished the Sellers with copies of the SEC Material. To the knowledge of Buyer, such reports were accurate and complete in all material respects and did not omit any material information required to be set forth therein on the respective dates on which they were filed with the Commission.

      6.7. Brokers. The Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.


                                    Article 7

                   Transitional Matters and Additional Covenants

      7.1. Undisclosed Assets. If the Buyer learns that any Seller failed (whether or not inadvertently) to list any asset of such Seller needed for the development, manufacture or sale of the Product or otherwise relating to male or female incontinence, then the Buyer shall have the right to treat such asset as an Acquired Asset for all purposes under this Agreement and as having been transferred pursuant to the applicable Bill of Sale.

      7.2. Johnson & Johnson. The Sellers shall use their reasonable best efforts to cause J&J to return to the Sellers for delivery to the Buyer all of those Acquired Assets and any information which may be deemed to be confidential information of the Sellers which may be in the possession of J&J.

      7.3. Return of Proprietary Information and Acquired Assets; Consulting Agreements. Each Seller agrees to use its reasonable best efforts to (i) collect all information and materials relating to the Product and the Acquired Assets in the possession of the former employees of and consultants to the Sellers and ASI and deliver such to the Buyer at the Closing, (ii) cause the return to the Sellers for delivery to the Buyer any of the Acquired Assets in the hands of any third party, (iii) cause the other parties to each of the Consulting Agreements to fulfill their obligations to the Buyer thereunder, and (iv) cause any inventors of the Intellectual Property included in the Acquired Assets to file any continuations-in-part prepared and reasonably requested by the Buyer.

      7.4. Introductions. The Sellers agree that, in order to facilitate the transfer of the Acquired Assets to the Buyer, the Sellers shall take such actions as may be required, prior to and after the Closing, to introduce representatives of the Buyer to the present and former suppliers and customers of, and consultants to, the Sellers and ASI.

      7.5. Certain Restrictions on Transferability of Shares Upon Payment of Purchase Price. The Trust and each Indemnifying Beneficiary agree that each of them shall not, and they shall cause any permitted transferees of UroMed Common Stock not to, sell any shares of

UroMed Common Stock under any registration statement filed pursuant to the Registration Rights Agreement other than through any of PaineWebber Incorporated, Vector Securities International, Inc. or Volpe, Welty & Company, provided that such brokers do not demand for such transactions more than their respective usual and customary broker's commissions.


                                    Article 8

                      Non-Competition and Related Covenants

      8.1.  Non-Competition.

            (a) The Sellers agree that for a period of five years after the Closing Date (the "Restricted Period"), none of the Sellers, nor any corporation, partnership or trust controlled directly or indirectly by such Seller, whether individually or as a consultant, partner, owner or stockholder owning more than five percent of a corporation, will engage directly or indirectly, within or outside the United States, in the business of developing, manufacturing or selling the Products, products having the same or similar functions, or products directly or indirectly competitive with the Products, including specifically any products relating to male or female incontinence. In addition, at no time in the future will any Seller, or any corporation, partnership or trust controlled, directly or indirectly, by such Seller, represent to any person that such Seller still owns or operates the business of developing, manufacturing or selling the Products, or is the successor in interest of such business.

            (b) The Sellers acknowledge that their obligations under this
      Section 8.1 are essential to the protection of the value to the Buyer of the Acquired Assets. It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 8.1 are difficult if not impossible precisely to prove; therefore, it is agreed that this Agreement not to compete shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer under this Agreement or at law or equity. If any of the restrictions contained in this Section 8.1 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this
      Section 8.1 in its reduced form for all purposes in the manner contemplated hereby to the maximum extent permissible.

            (c) The provisions of this Article 8 shall not apply to any direct or indirect beneficiary of the Trust subject, in the case of Robert F. Rosenbluth and Robert Greene, to the provisions of the respective Consulting Agreements.

                                    Article 9

                            Confidential Information

      9.1.  Confidential Information.

            (a) During and after the Restricted Period, each Seller and each of the Indemnifying Beneficiaries and any corporation, partnership or trust controlled directly or indirectly by any of them shall keep, and the Sellers or such Indemnifying Beneficiary shall endeavor by agreement or otherwise to cause its employees, agents and representatives to keep, secret and retain in strictest confidence, and shall not use for the benefit of itself or others, any information relating to the Acquired Assets (the "Confidential Information"); provided that this Section 9.1 shall not restrict disclosure by such Seller or any Indemnifying Shareholder of any Confidential Information required by applicable statute, rule or regulation or any court of competent jurisdiction, provided that the Buyer is given adequate advance written notice and an adequate opportunity to contest such disclosure, and any disclosure on a confidential basis to such Seller's attorneys, accountants and investment bankers, and shall not restrict any disclosure of information which is available publicly as of the date of this Agreement or which subsequently becomes available without breach of this or any other confidentiality obligation.

            (b) The Sellers acknowledge that their obligations under this
      Section 9.1 are essential to the protection of the value to the Buyer of the Acquired Assets. It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 9.1 are difficult if not impossible precisely to prove; therefore, it is agreed that this Agreement not to compete shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer under this Agreement or at law or equity. If any of the restrictions contained in this Section 9.1 shall be deemed to be unenforceable by reason of the extent or duration or other provisions hereof, then the parties hereto contemplate that the court shall reduce such extent or duration or other provision hereof and enforce this Section 9.1 in its reduced form for all purposes in the manner contemplated hereby to the maximum extent permissible.


                                   Article 10

                                 Indemnification

      10.1. Indemnity by the Sellers and Indemnifying Beneficiaries. Subject to the provisions of Sections 10.3 through 10.8, the Sellers and each Indemnifying Beneficiary agree to indemnify and hold the Buyer and its Affiliates (as defined in Article 11) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel, but excluding any incidental, exemplary, punitive, special or consequential damages (collectively, the "Losses"), related to or arising directly or indirectly out of any of the following:

            (i) Any inaccuracies in any representation or warranty made by any of the Sellers or any Indemnifying Beneficiary in this Agreement or any of the other Seller Acquisition Documents or any failure or breach by any Seller or any Indemnifying Beneficiary of any covenant, obligation, or undertaking made by such Seller or Indemnifying Beneficiary in this Agreement or any of the other Seller Acquisition Documents;

            (ii) Without duplication, whether or not the event, circumstance or fact giving rise to Losses also constitutes a breach of any of the representations or warranties or covenants of the Sellers or any Indemnifying Beneficiary, any and all claims, liabilities and obligations arising out of the use of the Acquired Assets in the operation of any business carried on by the Sellers or ASI or any of their predecessors on or prior to the Closing Date (whether asserted before or after the Closing
      Date), including, without limitation, the following:

                  (I) any actual or alleged liability (including without
            limitation any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to Person or property) arising from (x) the violation by any Seller or ASI of any Environmental Law on or prior to the Closing Date or (y) the release, emission or discharge on or prior to the Closing Date of any hazardous substance, toxic pollutants or other chemical by-products onto, from or into any real property presently or formerly owned, leased or operated or used as a job site by the Sellers or ASI or any predecessors in interest;

                  (II) any actual or alleged liability for (x) death or injury to person or property arising as a result of any actual or alleged defect in any product sold or manufactured or service rendered by the Sellers or ASI on or prior to the Closing Date or (y) any warranty or similar claims arising out of defects in any product sold or services performed by any of the Sellers or Indemnifying Beneficiary on or prior to the Closing Date;

                  (III) any claims, liabilities and obligations arising from the
            Excluded Liabilities;

                  (IV) any violation on or prior to the Closing Date of any law, statute, governmental regulation or judicial or administrative tribunal order, judgment, writ, injunction, decree or similar command;

                  (V) any actual or alleged liability for Taxes relating to any period prior to the Closing;

                  (VI)  any accrued expenses or accrued payables of the Sellers;

                  (VII) any of the matters referred to or listed on Schedule
            5.7; and

                  (VIII) any obligation or liability of the Sellers arising
            under or in connection with any Employee Benefit Plan;

            (iii) any claims, liability or obligation to any employee of the Sellers in connection with his or her employment or termination of employment by the Sellers;

            (iv) any claim, liability or obligation relating to any broker or finder retained or utilized by any Seller or Indemnifying Beneficiary or representing the Sellers or the Indemnifying Beneficiary in connection with the transactions contemplated by this Agreement; or

            (v) any claim or liability arising under the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement (in view of such indemnification obligation the Buyer hereby waives compliance by the Sellers with any such bulk sales laws as a condition to the closing of the transactions contemplated hereby).

      10.2. Indemnity by the Buyer. Subject to the provisions of Sections 10.3 through 10.8, the Buyer agrees to indemnify and hold each Seller and Indemnifying Beneficiary harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel actually received, but excluding any incidental, exemplary, punitive, special or consequential damages (also referred to herein as "Losses"), related to or arising directly or indirectly out of any of the following:

            (i) any inaccuracies in any representation or warranty made by the Buyer in this Agreement or the rest of the Buyer Acquisition Documents or any failure or breach by the Buyer of any covenant, obligation or undertaking made by the Buyer in this Agreement or the rest of the Buyer Acquisition Documents; or

            (ii) any claim, liability or obligation relating to any broker or finder retained or utilized by the Buyer or representing the Buyer in connection with the transactions contemplated by this Agreement; or

            (iii) any claim arising from the sale of the Products after the Closing Date.

      10.3. Limitation. The aggregate liability of each of the Indemnifying Beneficiaries under this Article 10 shall be limited to the aggregate amount of the Purchase Price allocable to such Indemnifying Beneficiary. The liability of each of the Indemnifying Beneficiaries under this Article 10 as to each individual Loss shall be limited to such Indemnifying Beneficiary's pro rata share thereof (as reflected in Schedule 5.10 hereto) (as to each Indemnifying Beneficiary, the "Pro Rata Share"). For all purposes of this Section 10.3 (and solely for purposes of this Section 10.3):

     (a) the aggregate amount of the Purchase Price allocable to an Indemnifying Beneficiary shall equal the sum of (i) that Indemnifying Beneficiary's Pro Rata Share of the Initial Cash Purchase Price plus (ii) that Indemnifying Beneficiary's Pro Rata Share of the product of the closing sale price (in thousandths of dollars) on the NASDAQ National Market as reported under Composite Transactions in The Wall Street Journal on the Effective Date multiplied by the total number of shares of UroMed Common Stock issued as payment of the Purchase Price (as set forth in Section 3.1); and

     (b) each Indemnifying Beneficiary shall be treated as having incurred as a liability (and as having paid) its Pro Rata Share of any amount paid by the Sellers under this Article 10.

      10.4. Claims.

            (a) Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other party hereto obligated to provide indemnification hereunder (the "Indemnifying Party") of any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article 10 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

                  (i) the Indemnifying Party confirms in writing that it is
            obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                  (ii) the Indemnified Party does not give the Indemnifying
            Party written notice that it has determined, in the exercise of its reasonable discretion, that a conflict of interest make separate representation by the Indemnified Party's own counsel advisable; and

                  (iii) the Indemnifying Party establishes to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim.

            The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

            (b) Notwithstanding the foregoing provisions of this Section 10.4,
      (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent unless as part of such settlement the Indemnified Party is released in writing from all liability with respect to such Third Party Claim and (ii) no Indemnified Party shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent unless as part of such settlement the Indemnifying Party is released in writing from all liability with respect to such Third Party Claim.

            (c) In the event one party hereunder should have a claim for indemnification that does not involve a Third-Party Claim, the party seeking indemnification shall promptly send notice of such Claim to the other party. If the latter disputes such Claim, such dispute shall be resolved by agreement of the parties or by arbitration pursuant to Section 12.14.

      10.5. Materiality Standards; Dollar Thresholds.

            (a) Neither the Sellers and the Indemnifying Beneficiaries, on the one hand, nor the Buyer, on the other hand, shall be liable to the other for any Claims for a breach of any of the representations and warranties set forth in Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.12, 5.14,
      5.16, 5.18, 5.21, 5.22, 5.28, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 (each a
      "Specified Misrepresentation Claim") if the total Losses of the Buyer or the Sellers with respect to such Specified Misrepresentation Claim do not exceed $10,000.

            (b) The Sellers and the Indemnifying Beneficiaries shall not be liable to the Buyer for any Specified Misrepresentation Claims unless and until the total Losses suffered by the Buyer with respect to all Specified Misrepresentation Claims exceeds $100,000, but then for such first $100,000 and to the extent of such excess.

            (c) Except as specifically set forth in paragraphs (a) and (b) no claim for indemnification under Section 10.1 or Section 10.2, shall be subject to any threshold amount or deductible amount.

      10.6. Method and Manner of Paying Claims; Set-Off. Subject to the Indemnifying Party's right pursuant to Section 10.4 to defend, negotiate, compromise and settle a Third Party Claim, the amount of any Claim shall be paid by the Indemnifying Party forthwith on demand. Any amounts owed by the Buyer (whether under this Agreement or otherwise) to the Sellers may be set off in satisfaction of amounts owed to the Buyer by any Seller (whether under this

Agreement or otherwise), provided, that, the Buyer shall not be permitted to delay the delivery of any shares of UroMed Common Stock pursuant to Section 4.3 pursuant to this Section 10.6.

      10.7. Insurance Proceeds.

            (a) No Indemnified Party shall be obligated to pursue or collect from any insurer prior to making a claim for indemnification pursuant to this Article 10 and no Indemnifying Party shall be entitled to postpone performance of any indemnification obligation under this Article 10 while an insurance claim is pending. However, without limiting any of the provisions of Sections 10.1 through 10.6, in connection with any matter subject to indemnification under this Article 10, all parties shall cooperate with each other in giving notice of any claim to any insurer (including an insurer of an Indemnified Party) and shall provide reasonable assistance in the collection of any such claim; provided, however, that there is no duty to provide notice, cooperate or assist with respect to an Indemnified Party's insurance policies where the Indemnified Party determines in its sole discretion that such notice, cooperation or assistance could invalidate any portion of the coverage available under such policy or result in the imposition of retroactive premiums or prospective premium increases. In addition, if an Indemnified Party makes such a determination after it has notified its insurer, it shall be entitled to retract such notice.

            (b) If an Indemnified Party actually receives insurance proceeds, the amount for which such Indemnified Party is entitled to indemnification under this Article 10 shall be reduced appropriately. In the event an Indemnified Party receives insurance proceeds after being paid by the Indemnifying Party with respect to an indemnifiable matter under this
      Article 10, the Indemnified Party will remit such proceeds to the Indemnifying Party, up to the amount previously paid by the Indemnifying Party with respect to such matter. Nothing in this Section 10.7 shall be deemed to waive or limit the subrogation rights of any insurer.

      10.8. Scope of Indemnity. The Sellers, the Buyer and each of the Indemnifying Beneficiaries hereby acknowledge and agree that, after the Closing and except for equitable relief before or after the Closing, including specific performance, their sole and exclusive remedies with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 10.


                                   Article 11

                               Certain Definitions

      As used herein the following terms not otherwise defined have the following respective meanings:

      "Affiliate": with respect to any Person, any Person controlling, controlled by or under common control with such Person.

      "Control": (including its correlatives "controlled by" and "under common control with") the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person through ownership of a majority of securities or partnership or other ownership rights or agreements.

      "Environmental Law: any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

      "GAAP": generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Seller ended December 31, 1995, (b) applied on a basis consistent with prior periods, and (c) such that a "big six" accounting firm would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

      "Income Taxes":  any Taxes based upon or related to income.

      "Intellectual Property" means United States and foreign patents, inventions (whether patentable or unpatentable), trade secrets, know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, copyrights, mask works and registrations and applications for each of the foregoing, and computer software programs, computer data bases and related documentation and materials.

      "Person": A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

      "Prime" means, with respect to any payment to be made pursuant to this Agreement, the Prime Rate announced from time to time by The First National Bank of Boston, N.A. at its Boston, Massachusetts office.

      "Tax": Any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

      "Tax Return": Any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.


                                   Article 12

                                     General

      12.1. Expenses. All transfer and sales taxes payable with respect to the sale and conveyance of the Acquired Assets to the Buyer shall be paid by the Sellers. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

      12.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

      If to the Sellers, to:

            Robert F. Rosenbluth, Ph.D.
            c/o ASI Liquidating Trust
            P.O. Box 3134
            Dana Point, CA  92629

            and

            Donald B. Milder
            Crosspoint Venture Partners
            18552 McArthur Blvd., Suite 400
            Irvine, CA  92715
      with a copy to:

            Stradling, Yocca, Carlson & Rauth
            660 Newport Center Drive, Suite 1600
            P.O. Box 7680
            Newport Beach, CA  92660-6441
            Attention:  Lawrence B. Cohn, Esq.


      If to any Indemnifying Beneficiary to such Indemnifying Beneficiary's address on the signature pages hereto,

      with a copy sent contemporaneously to:

            Stradling, Yocca, Carlson & Rauth
            660 Newport Center Drive, Suite 1600
            P.O. Box 7680
            Newport Beach, CA  92660-6441
            Attention:  Lawrence B. Cohn, Esq.


      If to the Buyer, to:

            UroMed Corporation
            64 A Street
            Needham, MA  02194
            Attention:  President and Chief Executive Officer

      with a copy sent contemporaneously to:

            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, MA  02110-1726
            Attention:  Donald-Bruce Abrams, Esq.

      12.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

      12.4. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

      12.5. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

      12.6. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto, except that the Buyer may assign its rights to one or more of its Affiliates. No such assignment shall relieve the Buyer from its obligations under this Agreement.

      12.7. Survival and Materiality of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by the Sellers or the Buyer, shall be deemed to have been relied on by the Sellers or the Buyer, as the case may be, and shall survive the Closing and the consummation of the transactions contemplated hereby. The representations and warranties set forth in Sections 5.5, 5.6, 5.7, 5.8, 5.9, 5.12, 5.13, 5.14,
5.15, 5.16, 5.18, 5.23, 5.24, 5.25, 5.26, 5.27, 5.28, 5.29, 5.31 and 5.32 shall expire if notice of a breach thereof has not been received on or prior to the first (1st) anniversary of the Closing Date. The representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.10, 5.11, 5.17, 5.19, 5.20, 5.21,
5.22 and 5.30 shall expire if notice of a breach thereof has not been received on or prior to the third (3rd) anniversary of the Closing Date, provided that the representations and warranties set forth in Section 5.20 shall survive until the expiration of the applicable statute of limitation (including any extension thereof) and the representations and warranties in Section 5.11 shall survive indefinitely.

      12.8. Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Sellers shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require to more effectively to convey and transfer any of the Acquired Assets to the Buyer. The Sellers and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

      12.9. Tax Treatment. Each of the Buyer and the Sellers agree to file with the Internal Revenue Service an IRS Form 8594 (Asset Statement under Section
1060), with respect to the acquisition by the Buyer of the Acquired Assets, with their respective Federal income tax returns for the year in which the Closing Date occurs in accordance with the agreements reached under Section 3.2 hereof.

      12.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except the Sellers, the Indemnifying Beneficiaries and the Buyer, any rights or remedies under or by reason of this Agreement.

      12.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.12. Public Statements or Releases. The Sellers and the Indemnifying Beneficiaries each agree that none of them will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the Buyer. Notwithstanding the foregoing, the Buyer and the Sellers agree to issue a mutually acceptable press release or other public disclosure of the existence of this Agreement and the consummation of the transactions contemplated hereby no later than one (1) business day after the Closing.

      12.13.      [Intentionally omitted].

      12.14. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, except another otherwise provided herein, shall be submitted to arbitration conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") before a panel of three (3) arbitrators, with each party having the right to nominate one of the arbitrators and third arbitrator being selected by consensus of the other two arbitrators selected by the parties, provided, that (i) any arbitration shall be conducted in Boston, Massachusetts, and (ii) the arbitrators shall have no power or authority to award punitive or exemplary damages. The decision of the arbitrators shall be binding and conclusive on the parties and judgment thereon may be entered in any court of competent jurisdiction. The parties hereby agree, and shall so require of the arbitrators, that any and all information presented to the arbitrators shall remain confidential at all times, subject to the appropriate protective orders, and shall not be disclosed to any third party.

      12.15. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      12.16. Attorney's Fees. Reasonable attorney's fees and costs shall be awarded to the prevailing party by the court in connection with any action taken to enforce rights under this Agreement.



                    [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                            UROMED CORPORATION


                            By: /s/ Robert Lorett
                                -------------------------------------------
                                Title: Vice President, Corporate Development



                             SELLERS

                             The ASI Liquidating Trust


                             By: /s/ Robert Rosenbluth
                                 -------------------------------------------
                                 Trustee

                             By: /s/ Donald Milder
                                 -------------------------------------------
                                 Trustee


                             TRUSTEES

                             By: /s/ Robert Rosenbluth
                                 -------------------------------------------
                                 Trustee

                             By: /s/ Donald Milder
                                 -------------------------------------------
                                 Trustee



               [SIGNATURE PAGES OF INDEMNIFYING BENEFICIARIES FOLLOW]

                Schedule A: List of Indemnifying Beneficiaries




CROSSPOINT VENTURE PARTNERS II
18552 McArthur Blvd., Suite 400
Irvine, CA  92715


Robert F. Rosenbluth
Advanced Surgical Intervention, Inc.
34216 Violet Lantern, Suite 201
Dana Point, CA  92629


H&Q LIFE SCIENCE VENTURES
Hambrecht & Quist Venture Partners
One Bush Street
San Francisco, CA  94104


HAMQUIST
Hambrecht & Quist Group
One Bush Street
San Francisco, CA  94104


H&Q INVESTORS
Hambrecht & Quist Management
  Corporation
One Bush Street
San Francisco, CA  94104


H&Q VENTURE INTERNATIONAL C.V.
Hambrecht & Quist Venture Partners
One Bush Street
San Francisco, CA  94104


H&Q GROUP
Hambrecht & Quist
One Bush Street
San Francisco, CA  94104


H&Q VENTURES IV
Hambrecht & Quist Venture Partners
One Bush Street
San Francisco, CA  94104


H&Q LONDON VENTURES
Hambrecht & Quist Venture Partners
One Bush Street
San Francisco, CA  94104


SOUTHERN CALIFORNIA VENTURES II
SCV Partners II


BRENTWOOD ASSOCIATES IV, L.P.
Brentwood Venture Partners, L.P.
1920 Main Street, Suite 820
Irvine, CA  92714


EVERGREEN IV, L.P.
Brentwood Venture Partners, L.P.
1920 Main Street, Suite 820
Irvine, CA  92714


MEDICUS VENTURE PARTNERS 1990
Medicus Management Partners


MEDICUS VENTURE PARTNERS, 1992
Medicus Management Partners


MEDICUS VENTURE PARTNERS 1993
Medicus Management Partners

                                                                    Exhibit A to
                                                       Asset Purchase Agreement



                          BILL OF SALE AND ASSIGNMENT


KNOW ALL MEN BY THESE PRESENTS:

      That pursuant to the terms of the Asset Purchase Agreement, dated as of May 9, 1996 (the "Purchase Agreement"), by and between UroMed Corporation, a Massachusetts corporation (the "Buyer"), on the one hand, and the ASI Liquidating Trust (sometimes known as the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994), a trust organized under the laws of the State of California (the "Seller"), and those persons named as Indemnifying Beneficiaries on Schedule A thereto, on the other hand, and in consideration of good and valuable consideration as recited in the Purchase Agreement, the receipt and adequacy of which are hereby acknowledged, the undersigned Seller does hereby sell, transfer, assign and convey to the Buyer, effective as of the date hereof, the Acquired Assets (as such term is defined in the Purchase Agreement), intending to convey all of the Seller's rights, title and interest therein.

      This Bill of Sale and Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Bill of Sale and Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

      And for consideration aforesaid, the Seller hereby does covenant with the Buyer, and its successors and assigns, that the Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better selling, transferring, assigning, assuring, conveying and confirming unto the Buyer, its successors and assigns, all and singular, the Acquired Assets or for aiding and assisting in collecting or reducing to possession any or all of the Acquired Assets, as the Buyer and its successors and assigns shall reasonably request.

      Except to the extent set forth in the Purchase Agreement, from and after the execution and delivery of this Bill of Sale and Assignment to the Buyer, the Seller shall have no rights, title or interest in the Acquired Assets.

      IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed as of this 9th day of May, 1996.


                                    The ASI Liquidating Trust


                                    By: ______________________________________
                                        Trustee

                                    By: ______________________________________
                                        Trustee


                                    TRUSTEES

                                    By: ______________________________________
                                        Trustee

                                    By: ______________________________________
                                        Trustee

                                                                    Exhibit B to

                                                      Asset Purchase Agreement



                ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS


      WHEREAS, the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994, a trust organized under the laws of the State of California (the "Seller"), is the owner of the patents and patent applications identified on Exhibit A attached hereto and the inventions disclosed therein; and 4
      WHEREAS, UroMed Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, having a place of business at 64A Street, Needham, MA 02194 ("UroMed Corporation"), is desirous of acquiring said patents, patent applications and inventions;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Seller does hereby assign, sell and transfer unto UroMed Corporation, all right, title and interest in and to the said patents and patent applications identified in Exhibit A and the inventions disclosed therein, together with the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of said patents, patent applications or inventions.

      IN WITNESS WHEREOF, the Seller, by its duly authorized agent, has executed this assignment, as an instrument under seal on this ninth day of May, 1996.

                              THE ADVANCED SURGICAL INTERVENTION,
                                INC. LIQUIDATING TRUST - JUNE 20, 1994


                              By: ___________________________________________
                                  Trustee:


                              By: ___________________________________________
                                  Trustee:

COMMONWEALTH OF MASSACHUSETTS )
                              )         ss
COUNTY OF SUFFOLK             )


      On this the ninth day of May, 1996, before me appeared Robert F. Rosenbluth and Donald B. Milder, the persons who signed this instrument, who acknowledged that they are the Trustees of Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994 and that they signed such instrument as a free act on behalf of the Advanced Surgical Intervention, Inc.
Liquidating Trust - June 20, 1994.


                                          ___________________________________
                                          Notary Public
      [Seal]
                                          My Commission Expires: ____________




                                  ACCEPTANCE

      The foregoing assignment of said patents, patent applications and inventions by the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994 to UroMed Corporation is hereby accepted as of the ninth day of May, 1996.

                               UroMed Corporation


                                    By: _________________________________
                                        Name:
                                        Title:

COMMONWEALTH OF MASSACHUSETTS)
                             )          ss
COUNTY OF SUFFOLK            )


      On this the _____ day of May, 1996, before me appeared ______________, the person who signed this instrument, who acknowledged that he is the ______________ of UroMed Corporation and that he signed such instrument as a free act on behalf of UroMed Corporation.


                                          __________________________________
                                          Notary Public
      [Seal]
                                          My Commission Expires: ___________

                                  EXHIBIT A



    Patent     Serial Number      Patent Number   Issue Date    Docket Number
    ------     --------------     -------------   ----------    -------------

                                                                    Exhibit C to

                                                       Asset Purchase Agreement


                         REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT is made as of May 9, 1996, by and among UroMed Corporation, a Massachusetts corporation (the "Company"), the ASI Liquidating Trust (sometimes known as the Advanced Surgical Intervention Inc. Liquidating Trust - June 20, 1994), a trust organized under the laws of California (the "Trust"), Robert R. Rosenbluth and Donald B. Milder as trustees of the Trust (the "Trustees"), and those beneficiaries of the Trust listed on Annex A hereto (the "Beneficiaries").

      This Agreement is made pursuant to an Asset Purchase Agreement, dated as of the date hereof, among the Company, the Trust, the Trustees and the Beneficiaries (the "Purchase Agreement").

      In order to induce the Trust and the Trustees to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement.

      The parties hereto agree as follows:

      1.    Definitions.

      "Beneficiaries" has the meaning specified in the preamble.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Common Stock, no par value, of the Company.

      "Company" has the meaning specified in the preamble.

      "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

      "Purchase Agreement" has the meaning specified in the preamble.

      "Registrable Securities" means (i) any shares of Common Stock issued or issuable to the Trust or the Trustees under the Purchase Agreement (including any shares of Common Stock which may be issued to the Beneficiaries in a distribution made by the Trust), and (ii) any securities issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

      "Registration Expenses" has the meaning specified in Section 4.

      "Registration Statement" has the meaning specified in Section 2(a).

      "SEC Material" has the meaning set forth in Section 6(c).

      "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Shareholder List" has the meaning specified in Section 2(a).

      "Shares" has the meaning specified in Section 6(a).

      "Trustees" has the meaning set forth in the preamble.

      2. Registration on Form S-3. No later than the later of (i) five (5) business days after the date hereof, or (ii) two (2) business days after the delivery by the Seller and the Trustees to the Company of a list (the "Shareholder List") of those persons who shall be named as selling shareholders of the shares of Common Stock issued at the Closing (as defined in the Purchase Agreement), the Company will prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") covering such shares of Common Stock. The Shareholder List shall contain, for each person named thereon, the number of shares to be offered for such person's account and the number of shares of Common Stock held or beneficially owned by such person (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and including the shares of Common Stock registered for such person's account under such Registration Statement) on the date such list is delivered. The Company shall name the persons on the Shareholder List as selling shareholders in the Registration Statement. In no case shall the Company be required to register under the Registration Statement a number of shares of Common Stock in excess of the product of the Firm Base Share Number (as defined in the Purchase Agreement) multiplied by 1.20. Subject to the provisions of Section 7(b), the Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act until the expiration of the period set forth in Section 3(ii).

      3.    Registration Procedures.

      The Company agrees to use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (i) use its reasonable best efforts to cause the Registration Statement, once filed in accordance with Section 2, to become effective;

            (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the second anniversary of the latest date of which shares of the Common Stock covered by such Registration Statement are issued by the Company, (ii) such time as all of the Common Stock covered by the Registration Statement have been sold, or
      (iii) such time that all Registrable Securities may be sold without limitation under the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

            (iii) prepare and file with the Commission up to a maximum of five
      (5) amendments or supplements, the appropriate form of such to be determined in the sole discretion of the Company, to amend the list of Selling Stockholders contained in the prospectus used in connection with the Registration Statement in the event that the Trustees and the Trust deliver to the Company an amendment to the Shareholder List (setting forth all of the information required to be contained in the original of the Shareholder List) in connection with a permitted transfer by the Trust or any Beneficiaries of any shares of Common Stock registered under the Registration Statement, other than by means of such Registration Statement;

            (iv) furnish to the Beneficiaries such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other publicly-available documents as the Beneficiaries may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement;

            (v) notify the Beneficiaries, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (without being required to disclose the nature of such event) as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Trustees, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Trust, each Trustee and each Beneficiary agrees that it will not, and each Beneficiary agrees that it shall cause any transferees of any Registrable Securities distributed to such Beneficiary not to, offer or sell any Registrable Securities until the Company has notified the Seller Representative that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Seller Representative;

            (vi) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

            (vii) provide  a  transfer  agent  and  registrar  for  all  of the
      Registrable   Securities  not  later  than  the  effective  date  of  the
      Registration Statement; and

            (viii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

      4.    Registration Expenses.

      All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for the Company and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Notwithstanding the foregoing, in the event of any underwritten offering including the Registrable Securities, the Registration Expenses shall not include any underwriting compensation or discount or any filing fees required to be paid to the National Association of Securities Dealers, Inc. (other than any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market).

      5.    Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are (i) caused by or contained in any information furnished in writing to the Company by such holder or the any Beneficiary expressly for use therein including, without limitation, the Shareholder List, (ii) caused by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder or the Beneficiary from whom such holder received a distribution of Registrable Securities with a sufficient number of copies of the same,
      (iii) caused by such holder's sale of Registrable Securities in violation of the proviso to Section 3(v) hereof, or (iv) caused by the inaccuracy of any of the representations or warranties made by the Trust or the Beneficiaries, or any other information contained, in the Asset Purchase Agreement or any document delivered by the Trust or any Beneficiary in connection with the consummation of the transactions contemplated thereby.

            (b) In connection with the Registration Statement, each holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, the Trust and any Beneficiary from which such holder received any Registrable Securities will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or any Beneficiary; provided that the obligation to indemnify will be individual to the Beneficiary from which such holder received any Registrable Securities and will be limited to the net amount of any proceeds received by such holder or Beneficiary from the sale of Registrable Securities pursuant to the Registration Statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of the Registrable Securities.

      6.    Securities Act Matters.

      Each Beneficiary hereby severally represents and warrants to, and agrees with, the Company as follows:

            (a) In the event that such Beneficiary receives a distribution of shares of Common Stock from the Trust, such Beneficiary shall acquire such shares of Common Stock (the "Shares"), for the Beneficiary's own account for investment and not with a view to the distribution thereof. The Beneficiary acknowledges and agrees that unless and until the Shares are registered under the Securities Act, the Beneficiary will not sell or otherwise dispose of all or any portion of the Shares, otherwise than pursuant to registration under the Securities Act or under Rule 144 promulgated thereunder or other similar rule or exemption if then available, without first obtaining (i) a written opinion of counsel satisfactory to counsel for the Company and addressed to the Company to the effect that the contemplated sale or other disposition of Shares will not be in violation of the Securities Act, or (ii) a "no-action" or interpretive letter from the staff of the Commission (the "Staff"), to the effect that such Staff will take no action in respect of the contemplated sale or other disposition (a copy of which shall be furnished to the Company prior to any transfer of the Shares in question). In conformity herewith, the Beneficiary agrees that the certificate(s) for all Shares which may be issued to the Beneficiary from the Trust shall bear the following legend:

                  "These securities have not been registered under the
            Securities Act of 1933 and may not be sold or otherwise disposed of, in whole or in part, other than pursuant to registration under said Act or in conformity with the limitations of Rule 144 or other similar rule or exemption as then in effect, without first obtaining
            (i) a written opinion of counsel
            satisfactory to the Company's counsel to the effect that the contemplated sale or other disposition will not be in violation of said Act or (ii) a 'no-action' or interpretive letter from the Staff of the Securities and Exchange Commission to the effect that such Staff will take no action in respect of the contemplated sale or other disposition."

            The Beneficiary acknowledges that the Beneficiary was informed by the Company that unless and until such Shares are registered for sale by such Beneficiary under the Securities Act, they must be held, and the economic risk of the investment must be borne, unless an exemption from such registration is available.

            (b) Such Beneficiary acknowledges that neither the sale of shares of Common Stock to the Trust by the Company, nor any distribution of the Shares to such Beneficiary, nor any offering literature used in connection therewith has been or will be reviewed by the Commission or by the securities administrator of any state.

            (c) Such Beneficiary has received copies of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995, the Company's 1995 Annual Report distributed to the Shareholders of the Company, and the Current Report on Form 8-K of the Company dated March 28, 1996 (collectively, the "SEC Material"), and has carefully reviewed the SEC Material in its entirety. The Company has made available to the Beneficiary the opportunity to ask questions of, and receive answers from, the Company or persons acting on its behalf concerning the terms and conditions of the transactions contemplated by the Asset Purchase Agreement and the business and financial condition of the Company.

            (d) Such Beneficiary (i) is either an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, or (ii) has such knowledge and experience in financial and business matters so that such Beneficiary is capable of evaluating the merits and risks of an investment in the Common Stock.

      7.    Restrictions on Sale of Common Stock.

            (a) The Trust, each Trustee, each Beneficiary agrees that it shall not, and it shall cause any permitted transferees of Registrable Securities not to, sell any shares of Registrable Securities under any Registration Statement filed pursuant to this Agreement other than through any of PaineWebber Incorporated, Vector Securities International, Inc. or Volpe, Welty & Company, provided that such brokers do not demand for such transactions more than their respective usual and customary broker's commissions.

            (b) The Company may suspend the use of any prospectus contained in any Registration Statement for periods not to exceed seven business days in any three month period or four periods not to exceed an aggregate of 28 business days in any 12 month period in the event that the Company determines, in the exercise of its reasonable discretion, that sales of Registrable Securities thereunder could constitute violations of the Securities Act.

      8.    Miscellaneous.

            (a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities (if, and only to the extent that, the rights and obligations of such parties hereto are adversely affected).

            (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

            (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (g) GOVERNING  LAW.   THIS   AGREEMENT   AND  THE  EXHIBITS  AND
      SCHEDULES HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE COMMONWEALTH OF MASSACHUSETTS.

            (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING HERETO OR THERETO.

            (i)   Attorney's  Fees.   Reasonable   attorney's  fees  and  costs
      shall be awarded to the prevailing party by the court in connection with any action taken to enforce rights under this Agreement.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if mailed by certified or registered mail, postage prepaid, return receipt requested, when received, (ii) if by telex or facsimile transmission, when sent answer back or electronic confirmation of receipt is received, and
      (iii) if by overnight courier, when receipted for, in each case when addressed to the applicable party hereto as follows or at such other address as any party may designate by written notice to the other, in accordance herewith:

      If to the Company:

            UroMed Corporation
            64 A Street
            Needham, MA  02194
            Attention:  President and Chief Executive Officer

      with a copy to:

            Donald-Bruce Abrams, Esq.
            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, MA  02110


      If to the Trust or to the Trustees:

            Robert F. Rosenbluth, Ph.D.
            c/o ASI Liquidating Trust
            P.O. Box 3134
            Dana Point, CA  92629
            and

            Donald B. Milder
            Crosspoint Venture Partners
            18552 McArthur Blvd., Suite 400
            Irvine, CA  92715

      with copies to:

            Stradling, Yocca, Carlson & Rauth
            660 Newport Center Drive, Suite 1600
            P.O. Box 7680
            Newport Beach, CA  92660-6441
            Attention:  Lawrence B. Cohn, Esq.

      If to any Beneficiary, to such Beneficiary's respective address set forth on the signature pages hereto with a copy to Mr. Cohn at the addresses noted above,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.



                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                             UROMED CORPORATION

                             By: _______________________________________
                                 Vice President, Corporate Development


                             THE ASI LIQUIDATING TRUST

                             By: ________________________________________
                                 Trustee


                             By: ________________________________________
                                 Trustee



                             TRUSTEES

                             ______________________________________
                                  Trustee


                             ______________________________________
                                  Trustee




                     [Beneficiary Signature Pages Follow.]

                                                                Exhibit D-1 to
                                                       Asset Purchase Agreement


                                 CONSULTING AND
                            NON-COMPETITION AGREEMENT



      The parties to this agreement, dated as of May 9, 1996, are UroMed Corporation, a Massachusetts corporation with a principal place of business at 64 A Street, Needham, Massachusetts 02194 ("UroMed"), and Robert F. Rosenbluth, an individual residing at 24161 Cherry Hills Place, Laguna Niguel, CA 92677 ("Consultant").

      The parties are entering into this agreement in accordance with the Asset Purchase Agreement dated as of May 9, 1996 between UroMed, The ASI Liquidating Trust (the "Trust"), the Consultant, and certain other persons (the "Asset Purchase Agreement").

      The Consultant irrevocably agrees and acknowledges as follows:

   (bullet) that his execution and delivery of this agreement and his performance of his obligations under this agreement are part of the consideration received and to be received by UroMed in exchange for its payments under the Asset Purchase Agreement;

   (bullet) that UroMed and the other parties to the Asset Purchase Agreement are relying on the Consultant's execution, delivery, and performance of this agreement in entering into the Asset Purchase Agreement and in carrying out their obligations under that agreement;

   (bullet) that the Consultant's execution and delivery of this agreement is a condition precedent to UroMed's obligations under the Asset Purchase Agreement;

   (bullet) that he is a beneficiary of the Trust and, as such, will directly benefit from the transactions contemplated by the Asset Purchase Agreement; and

   (bullet) that the foregoing, in addition to UroMed's agreements and obligations under this agreement, represent sufficient, full, fair, and adequate consideration for the Consultant's agreements under this agreement.


      1.    Consulting Relationship.

            (a) UroMed hereby retains Consultant as a consultant to UroMed, and Consultant hereby accepts such consulting arrangement, for the period and upon the terms and conditions set forth herein.

            (b) Subject to the general direction and control of UroMed, Consultant shall use his best efforts, including the highest standards of professional competence and integrity, in the consulting relationship established hereby, on the terms set forth herein. Consultant's specific duties shall be to provide such transitional, technological, manufacturing and business advice and assistance as UroMed may request relating to the Product and the Acquired Assets (as those terms are defined in the Asset Purchase Agreement), and the establishment of UroMed's business relating thereto. UroMed and the Consultant intend that it shall be the goals of the consulting relationship created hereby to (i) advise on the efficacy and marketability of the Products, (ii) assist in the development of UroMed's ability to manufacture in sufficient quantities Products utilizing the Acquired Assets, (iii) assist UroMed in obtaining all necessary regulatory approvals to market the Products in the United States and abroad, and (iv) , if appropriate, assist UroMed in improving its intellectual property position with respect to the Products and the Acquired Assets. The consulting services could also include, at the request of UroMed, introducing representatives of UroMed to certain suppliers, customers and other persons with whom the Consultant had contact during his employment by or other affiliation with Advanced Surgical Intervention, Inc. It is understood and agreed that Consultant shall provide such services to UroMed as follows:

                  (i) solely at UroMed's request, five (5) complete days of full-time consulting services at UroMed's headquarters in Needham, Massachusetts during the five months following the date hereof, on such days as the Consultant and UroMed shall agree;

                  (ii) solely at UroMed's request, up to two (2) hours during each full or partial calendar week thereafter through and including the calendar week ending August 9, 1996;

                  (iii) solely at UroMed's request, up to one (1) hour during each calendar week thereafter through and including the calendar week ending November 14, 1997; and

                  (iv) at UroMed's request and upon the agreement of the Consultant, at such other times and for such periods as UroMed and the Consultant shall mutually agree.

The Consultant agrees, subject to reasonable delay on the basis of his existing commitments (not to exceed four weeks in any event), to perform such services when and where requested by UroMed. The services to be provided under clauses
(ii), (iii) and (iv) above may be provided by telephone call with one or more authorized representatives of UroMed or in person at such location or locations as the parties may mutually agree, and may be provided during regular business hours (Eastern Standard Time or Eastern Daylight Time, as applicable) or at such other times as the parties may mutually agree. If in any calendar week described in clauses (ii) and (iii) above the Consultant provides more, or is requested to provide less, than two (2) hours or one (1) hour of services (as applicable) such excess or requested shortfall shall not reduce or increase the Consultant's obligations in any subsequent calendar week. It is understood and agreed by the Consultant and UroMed that UroMed is under no obligation to request any consulting services from the Consultant.

            (c) UroMed and Consultant are not partners or joint venturers with each other with respect to the matters subject to this agreement and nothing herein shall be construed so as to make them such partners or joint venturers or to impose any liability as such on either of them. Consultant is, and shall remain at all times during the term of this agreement, an independent contractor of UroMed with no power or authority to bind or contract for UroMed, to execute any contract or other agreement, instrument, or document on behalf of UroMed, or to make or suffer the creation of any lien, charge, pledge or hypothecation of any property of UroMed, unless specifically granted such authority in writing. Nothing contained herein shall cause Consultant by reason of the consulting relationship obtained hereby to be deemed an employee, officer, or director of UroMed. Accordingly, the parties hereto recognize that the outcome of Consultant's activities, and not the method of performance of his obligations hereunder, is subject to the control of UroMed.

      2. Reimbursement of Expenses. UroMed shall promptly reimburse Consultant for all ordinary and necessary expenses incurred by the Consultant on behalf of UroMed and authorized in advance by UroMed, upon the presentation of customary vouchers and reimbursement slips. Consultant shall have no rights to any compensation or benefits except as specifically set forth herein, and nothing set forth in this Section 2 shall limit or restrict the rights of UroMed under Section 3 hereof.

      3. Term. This agreement shall take effect as of the date first above written, and shall remain in effect until the end of the day on the date set forth in Section 1(b)(iii). Notwithstanding anything else contained in this agreement, however, the provisions of Sections 4 through 9 hereof shall survive the termination of this agreement and of Consultant's consulting relationship hereunder.

      4. Assignment of Rights to Proprietary Information and Inventions. Consultant recognizes that UroMed possesses or will possess information that has commercial value in UroMed's business ("Proprietary Information") including without limitation, information created, discovered or developed directly or indirectly by Consultant prior to the transactions contemplated by the Asset Purchase Agreement or in connection with Consultant's services hereunder, or made known to Consultant during the term hereof. Consultant acknowledges that such Proprietary Information shall include, without limitation, the information included in the Acquired Assets and Intellectual Property (as such terms are defined in the Asset Purchase Agreement), inventions, product improvements, financial, technical or sales strategies, forecasts, product ideas, formulas, processes, copyrightable and/or patentable materials and/or concepts, schematics, techniques, market research and/or customer lists which Consultant may create or be exposed to from time to time relating to male or female incontinence. Consultant expressly agrees that all Proprietary Information and rights thereto shall be and remain the sole and exclusive property of UroMed, and Consultant hereby without further consideration, unconditionally, exclusively and irrevocably assigns to UroMed, royalty free, all of his right, title and interest in such Proprietary Information. Notwithstanding the foregoing, Consultant shall assist UroMed in every proper way to obtain for UroMed's benefit patents and other Proprietary Information relating to the Acquired Assets in the United States and in foreign countries, such assistance to include executing and delivering such confirmatory instruments of this assignment as UroMed may request including, without limitation, applications for patent and/or copyright registration. Consultant agrees that the foregoing assignments are a material term of his consulting relationship with UroMed and that his consulting fee and the terms of the Asset Purchase Agreement include sufficient consideration therefor.

      5. Confidentiality. At all times during the term of this agreement and thereafter (including periods after the termination or expiration of Consultant's consulting relationship with UroMed) Consultant shall keep in strictest confidence and trust all Proprietary Information and will not use, discuss or disclose any Proprietary Information without the prior written consent of UroMed, except when done in the course of his consulting relationship exclusively with other UroMed employees and consultants. The foregoing restriction shall not apply to Proprietary Information that Consultant can clearly demonstrate to have been in the public domain prior to the date hereof or that comes into the public domain during the operation hereof through no fault of Consultant. Consultant agrees that his consulting fee hereunder and the benefits he will realize under the Asset Purchase Agreement include sufficient consideration for the foregoing covenants.

      6. Return of Materials. Upon the termination or expiration of Consultant's consulting relationship with UroMed, Consultant shall immediately deliver to the President of UroMed all files, notes, lists, rolodex cards, credit cards, computer disks, recordings, print-outs, and drawings (including, without limitation, any materials reflecting or containing Proprietary Information) that are under the control or in the possession of Consultant and relate to the operation and business of UroMed. Consultant shall not be entitled to retain any duplicates of the foregoing.

      7.    Non-Competition; Assignment of Restricted Inventions.

            (a) Consultant agrees that for a period of three (3) years after the Closing Date (as that term is defined in the Asset Purchase Agreement), Consultant will not directly (as owner, partner, principal in any entity or otherwise) or indirectly (as an employee, agent, contractor, advisor, beneficiary or otherwise) engage in, or participate in any entity that engages in, any activity involving the development, manufacturing or marketing of any product, product concept, service or service concept in the area of non-surgical male and female incontinence technology (including without limitation the Products, as that term is defined in the Asset Purchase Agreement). Consultant acknowledges that UroMed's business is global in nature and therefore agrees that the foregoing restrictions apply both within and outside the United States.

            (b) Until the expiration of the period referred to in subsection (a) above, Consultant shall provide UroMed with written notice (i) of any change of Consultant's residential address or employment.

            (c) Until the expiration of the period referred to in subsection (a) above, Consultant agrees not to seek to persuade any UroMed employee, consultant, director, officer or advisory board member to discontinue association with UroMed or become involved directly or indirectly in any endeavor that Consultant is restricted from engaging in under subsection (a) above.

            (d) Consultant agrees that he will promptly notify UroMed in writing of any technology, invention, discovery, concept, and/or idea, whether or not patentable or copyrightable, developed by Consultant prior to the expiration of the period referred to in subsection (a) above that relates or may relate to any endeavor that Consultant is restricted from engaging in under subsection (a) above ("Restricted Inventions"). UroMed is hereby irrevocably granted the option to take an unconditional, exclusive, irrevocable, royalty-free assignment of such Restricted Invention(s) upon written notice mailed to Consultant within thirty (30) days after UroMed's receipt of Consultant's initial notice. If UroMed duly exercises such option, Consultant shall execute and deliver such instruments of assignment therefor as UroMed may deem necessary or advisable including, without limitations, applications for patent and/or copyright registration.

            (e) Consultant represents and warrants for UroMed's reliance that the foregoing covenants in subsections (a) through (d) above will not unduly impair Consultant's ability to obtain gainful employment or consulting relationships in Consultant's field during or subsequent to Consultant's consulting relationship with UroMed. Consultant further agrees that his consulting fee hereunder and the benefits he will realize under the Asset Purchase Agreement include sufficient consideration for the restrictions imposed by the foregoing covenants.

      8. Consultant Representations. Consultant represents and warrants for UroMed's reliance that (i) this agreement does not conflict with any other agreement, promise and/or commitment undertaken by Consultant that could prohibit or impair the performance of Consultant's obligations hereunder; (ii) Consultant has not and shall not disclose to UroMed, its officers, directors, employees or agents any proprietary information of another individual or company prohibiting such disclosure; (iii) Consultant's compliance with the confidentiality, non-competition and other provisions of this agreement will not materially impair Consultant's ability to earn a living outside of UroMed in his field; and (iv) all information on Consultant's education, past work experience and other qualifications presented to UroMed are accurate, complete and not misleading.

      9. Indemnification. UroMed agrees to indemnify and hold Consultant harmless for any losses of Consultant caused by any injury resulting from the use of the Acquired Assets (as defined in the Asset Purchase Agreement) or any products or inventions or improvements thereto arising from this consulting relationship designed by Consultant.

      10.   Miscellaneous.

            (a) Each of the Consultant and UroMed represents that he or it has not used any employment counselor or other person who would be entitled to any compensation for arranging or obtaining the consulting relationship hereby obtained.

            (b) All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by nationally recognized reputable overnight courier (e.g., FedEx), or by facsimile confirmed by one of the other methods of giving notice hereunder, to the relevant address set forth in the preamble hereto, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 9(b). All such notices shall be deemed given upon receipt if delivered personally or by facsimile confirmed as provided above, or five (5) days after mailing if mailed by certified mail, or one (1) day after mailing if sent by nationally recognized reputable overnight courier.

            (c) Consultant agrees that any breach of Section 4 through 7, inclusive, will result in irreparable damage to UroMed and therefore consents that in addition to any other remedies it may have (including without limitation recovery of provable damages and reasonable attorneys' fees) UroMed will be entitled to enjoin any such breach in any court of competent jurisdiction.

            (d) The parties acknowledge that this agreement constitutes the complete agreement of the parties concerning the subject matter hereof and concerning the Consultant's consulting relationship with UroMed and all offer letters, negotiations and other agreements are superseded and extinguished hereby. No modification or amendment hereof shall be valid or enforceable unless it is in writing and executed and delivered by the parties. The waiver by any party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.

            (e) If any provision in this agreement is found unenforceable, it shall not affect any other provisions hereof. If any provision in this agreement is determined to be unenforceable, it shall be construed by limiting it so as to be enforceable to the fullest extent compatible with applicable law and so as to give effect to the fullest extent possible the agreement of the parties as evidenced by this agreement.

            (f) This agreement shall bind and inure to the benefit of the parties and any successor of UroMed by reorganization, merger, consolidation, liquidation, sale or other assignment of UroMed's business or assets. The Consultant may not assign any of his duties and obligations under this agreement.

            (g) This agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts.

            (h) This agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this agreement to be duly executed as of the date and year first above written.


Consultant:                         UroMed:

                                    UROMED CORPORATION


________________________________    By: _________________________________
Robert F. Rosenbluth                    Title

                                                                 Exhibit D-2 to
                                                       Asset Purchase Agreement


                                 CONSULTING AND
                            NON-COMPETITION AGREEMENT



      The parties to this agreement, dated as of May 9, 1996, are UroMed Corporation, a Massachusetts corporation with a principal place of business at 64 A Street, Needham, Massachusetts 02194 ("UroMed"), and Robert Greene, an individual residing at 3108 Summ Place, Costa Mesa, CA ("Consultant").

      The parties are entering into this agreement in accordance with the Asset Purchase Agreement dated as of May 9, 1996 between UroMed, The ASI Liquidating Trust (the "Trust"), and certain other persons (the "Asset Purchase Agreement"). The Consultant acknowledges: that he is a beneficiary of the Trust and, as such, will directly benefit from the transactions contemplated by the Asset Purchase Agreement.


      1.    Consulting Relationship.

            (a) UroMed hereby retains Consultant as a consultant to UroMed, and Consultant hereby accepts such consulting arrangement, for the period and upon the terms and conditions set forth herein.

            (b) Subject to the general direction and control of UroMed, Consultant shall use the highest standards of professional competence and integrity in the consulting relationship established hereby, on the terms set forth herein. Consultant's specific duties shall be to provide such transitional, technological, manufacturing and business advice and assistance as UroMed may request relating to the Product and the Acquired Assets (as those terms are defined in the Asset Purchase Agreement), and the establishment of UroMed's business relating thereto. It shall be the goals of the consulting relationship created hereby to (i) improve the efficacy and marketability of the Products, (ii) assist in the development of UroMed's ability to manufacture in sufficient quantities Products utilizing the Acquired Assets, (iii) assist UroMed in obtaining all necessary regulatory approvals to market the Products in the United States and abroad, and (iv), if appropriate, assist UroMed in improving its intellectual property position with respect to the Products and the Acquired Assets. The consulting services could also include, at the request of UroMed, introducing representatives of UroMed to certain suppliers, customers and other persons with whom the Consultant had contact during his affiliation with Advanced Surgical Intervention, Inc. It is understood and agreed that Consultant shall provide such services to UroMed as follows:

                  (i) solely at UroMed's request, a minimum of five (5) complete days of full-time consulting services at UroMed's headquarters in Needham, Massachusetts during the five months following the date hereof, on such days as the Consultant and UroMed shall agree;

                  (ii) solely at UroMed's request, for a minimum of two (2) hours during each full or partial calendar week thereafter through and including the calendar week ending November 14, 1997; and

                  (iii) at UroMed's request and upon the agreement of the Consultant, at such other times and for such periods as UroMed and the Consultant shall mutually agree.

The services to be provided under clauses (ii) and (iii) above may be provided by telephone call with one or more authorized representatives of UroMed or in person at such location or locations and at such times as the parties may mutually agree. If in any calendar week described in clause (ii) above the Consultant provides more, or is requested to provide less, than two (2) hours of services, such excess or requested shortfall shall not reduce or increase the Consultant's obligations in any subsequent calendar week. It is understood and agreed by the Consultant and UroMed that UroMed is under no obligation to request any consulting services from the Consultant.

            (c) UroMed and Consultant are not partners or joint venturers with each other with respect to the matters subject to this agreement and nothing herein shall be construed so as to make them such partners or joint venturers or to impose any liability as such on either of them. Consultant is, and shall remain at all times during the term of this agreement, an independent contractor of UroMed with no power or authority to bind or contract for UroMed, to execute any contract or other agreement, instrument, or document on behalf of UroMed, or to make or suffer the creation of any lien, charge, pledge or hypothecation of any property of UroMed, unless specifically granted such authority in writing. Nothing contained herein shall cause Consultant by reason of the consulting relationship obtained hereby to be deemed an employee, officer, or director of UroMed. Accordingly, the parties hereto recognize that the outcome of Consultant's activities, and not the method of performance of his obligations hereunder, is subject to the control of UroMed.

      2. Compensation. In return for his services hereunder, and in addition to the benefits to be realized by the Consultant under the Asset Purchase Agreement, Consultant shall be paid in arrears, in such manner as UroMed may determine (but no less often than monthly), upon submission of appropriate documentation to UroMed (as UroMed may reasonably determine), the amount of ONE HUNDRED DOLLARS ($100.00) PER HOUR of services rendered hereunder (prorated for partial hours of services and excluding commuting time, if any), without deduction or withholding of any federal, state, or local taxes; Consultant shall be solely responsible for all federal, state, and local taxes due in respect thereof and all other deductions required by law. In addition, UroMed shall promptly reimburse Consultant for all ordinary and necessary expenses incurred by the Consultant on behalf of UroMed and authorized in advance by UroMed, upon the presentation of customary vouchers and reimbursement slips. Consultant shall have no rights to any compensation or benefits except as specifically set forth herein, and nothing set forth in this Section shall limit or restrict the rights of UroMed under Section 3 hereof.

      3. Term. This agreement shall take effect as of the date first above written, and shall remain in effect until the end of the day on the date set forth in Section 1(b)(ii). Notwithstanding anything else contained in this agreement, however, the provisions of Sections 4 through 9 hereof shall survive the termination of this agreement and of Consultant's consulting relationship hereunder.

      4. Assignment of Rights to Proprietary Information and Inventions. Consultant recognizes that UroMed possesses or will possess information that has commercial value in UroMed's business ("Proprietary Information") including without limitation, information created, discovered or developed directly or indirectly by Consultant prior to the transactions contemplated by the Asset Purchase Agreement or in connection with Consultant's services hereunder, or made known to Consultant during the term hereof. Consultant acknowledges that such Proprietary Information shall include, without limitation, the information included in the Acquired Assets and Intellectual Property (as such terms are defined in the Asset Purchase Agreement), inventions, product improvements, financial, technical or sales strategies, forecasts, product ideas, formulas, processes, copyrightable and/or patentable materials and/or concepts, schematics, techniques, market research and/or customer lists which Consultant may create or be exposed to from time to time, and which relate to the non-surgical treatment of male or female incontinence. Consultant expressly agrees that all Proprietary Information and rights thereto shall be and remain the sole and exclusive property of UroMed, and Consultant hereby without further consideration, unconditionally, exclusively and irrevocably assigns to UroMed, royalty free, all of his right, title and interest in such Proprietary Information. Notwithstanding the foregoing, Consultant shall assist UroMed in every proper way to obtain for UroMed's benefit patents and other Proprietary Information relating to the Acquired Assets in the United States and in foreign countries, such assistance to include executing and delivering such confirmatory instruments of this assignment as UroMed may request including, without limitation, applications for patent and/or copyright registration. Consultant agrees that the foregoing assignments are a material term of his consulting relationship with UroMed and that his consulting fee and the terms of the Asset Purchase Agreement include sufficient consideration therefor. Notwithstanding the foregoing, the Proprietary Information shall not include the information set forth on Exhibit A hereto.

      5. Confidentiality. At all times during the term of this agreement and for three (3) years thereafter (including periods after the termination or expiration of Consultant's consulting relationship with UroMed) Consultant shall keep in strictest confidence and trust all Proprietary Information and will not use, discuss or disclose any Proprietary Information without the prior written consent of UroMed, except when done in the course of his consulting relationship exclusively with other UroMed employees and consultants. The foregoing restriction shall not apply to Proprietary Information that consultant can clearly demonstrate to have been in the public domain prior to the date hereof or that comes into the public domain during the operation hereof through no fault of Consultant. Consultant agrees that his consulting fee hereunder and the benefits he will realize under the Asset Purchase Agreement include sufficient consideration for the foregoing covenants.

      6. Return of Materials. Upon the termination or expiration of Consultant's consulting relationship with UroMed, Consultant shall immediately deliver to the President of UroMed all files, notes, lists, rolodex cards, credit cards, computer disks, recordings, print-outs, and drawings (including, without limitation, any materials reflecting or containing Proprietary Information) that are under the control or in the possession of Consultant and relate to the operation and business of UroMed. Consultant shall not be entitled to retain any duplicates of the foregoing.

      7.    Non-Competition; Assignment of Restricted Inventions.

            (a) Consultant agrees that for a period of three (3) years after the Closing Date (as that term is defined in the Asset Purchase Agreement), Consultant will not directly (as owner, partner, principal in any entity or otherwise) or indirectly (as an employee, agent, contractor, advisor, beneficiary or otherwise) engage in, or participate in any entity that engages in, any activity involving the development, manufacturing or marketing of any product, product concept, service or service concept in the area of non-surgical male and female incontinence technology that is adhesive in nature or otherwise contains an external portion that a user can manipulate (including without limitation the Product, as that term is defined in the Asset Purchase Agreement). Consultant acknowledges that UroMed's business is global in nature and therefore agrees that the foregoing restrictions apply both within and outside the United States.

            (b) Until the expiration of the period referred to in subsection (a) above, Consultant shall provide UroMed with written notice (i) of any change of Consultant's residential address; and (ii) stating the name, address and nature of each subsequent employment or consulting activity. Any such notice of subsequent employment or business activity shall include Consultant's certification that such employment or consulting activity does not violate the provisions of this agreement.

            (c) Until the expiration of the period referred to in subsection (a) above, Consultant agrees not to seek to persuade any UroMed employee, consultant, director, officer or advisory board member to discontinue association with UroMed or become involved directly or indirectly in any endeavor that Consultant is restricted from engaging in under subsection (a) above.

            (d) Consultant agrees that he will promptly notify UroMed in writing of any technology, invention, discovery, concept, and/or idea, whether or not patentable copyrightable, developed by Consultant prior to the expiration of the period referred to in subsection (a) above that relates or may relate to any endeavor that Consultant is restricted from engaging in under subsection (a) above ("Restricted Inventions"). UroMed is hereby irrevocably granted the option to take an unconditional, exclusive, irrevocable, royalty-free assignment of such Restricted Invention(s) upon written notice mailed to Consultant within thirty (30) days after UroMed's receipt of Consultant's initial notice. If UroMed duly exercises such option, Consultant shall execute and deliver such instruments of assignment therefor as UroMed may deem necessary or advisable including, without limitations, applications for patent and/or copyright registration.

            (e) Consultant represents and warrants for UroMed's reliance that the foregoing covenants in subsections (a) through (d) above will not unduly impair Consultant's ability to obtain gainful employment or consulting relationships in Consultant's field during or subsequent to Consultant's consulting relationship with UroMed. Consultant further agrees that his consulting fee hereunder and the benefits he will realize under the Asset Purchase Agreement include sufficient consideration for the restrictions imposed by the foregoing covenants.

      8. Consultant Representations. Consultant represents and warrants for UroMed's reliance that (i) this agreement does not conflict with any other agreement, promise and/or commitment undertaken by Consultant that could prohibit or impair the performance of Consultant's obligations hereunder; (ii) Consultant has not and shall not disclose to UroMed, its officers, directors, employees or agents any proprietary information of another individual or company prohibiting such disclosure; (iii) Consultant's compliance with the confidentiality, non-competition and other provisions of this agreement will not materially impair Consultant's ability to earn a living outside of UroMed in his field; and (iv) all information on Consultant's education, past work experience and other qualifications presented to UroMed are accurate, complete and not misleading.

      9. Indemnification. UroMed agrees to indemnify and hold Consultant harmless for any losses of Consultant caused by any injury resulting from the use of the Acquired Assets (as defined in the Asset Purchase Agreement) or any products or inventions or improvements thereto arising from this consulting relationship designed by Consultant.

      10.   Miscellaneous.

            (a) Each of the Consultant and UroMed represents that he or it has not used any employment counselor or other person who would be entitled to any compensation for arranging or obtaining the consulting relationship hereby obtained.

            (b) All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by nationally recognized reputable overnight courier (e.g., FedEx), or by facsimile confirmed by one of the other methods of giving notice hereunder, to the relevant address set forth in the preamble hereto, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 9(b). All such notices shall be deemed given upon receipt if delivered personally or by facsimile confirmed as provided above, or five (5) days after mailing if mailed by certified mail, or one (1) day after mailing if sent by nationally recognized reputable overnight courier.

            (c) Consultant agrees that any breach of Section 4 through 7, inclusive, will result in irreparable damage to UroMed and therefore consents that in addition to any other remedies it may have (including without limitation recovery of provable damages and reasonable attorneys' fees) UroMed will be entitled to enjoin any such breach in any court of competent jurisdiction.

            (d) The parties acknowledge that this agreement constitutes the complete agreement of the parties concerning the subject matter hereof and concerning the Consultant's consulting relationship with UroMed and all offer letters, negotiations and other agreements are superseded and extinguished hereby. No modification or amendment hereof shall be valid or enforceable unless it is in writing and executed and delivered by the parties. The waiver by any party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.

            (e) If any provision in this agreement is found unenforceable, it shall not affect any other provisions hereof. If any provision in this agreement is determined to be unenforceable, it shall be construed by limiting it so as to be enforceable to the fullest extent compatible with applicable law and so as to give effect to the fullest extent possible the agreement of the parties as evidenced by this agreement.

            (f) This agreement shall bind and inure to the benefit of the parties and any successor of UroMed by reorganization, merger, consolidation, liquidation, sale or other assignment of UroMed's business or assets. The Consultant may not assign any of his duties and obligations under this agreement.

            (g) This agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts.

            (h) This agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this agreement to be duly executed as of the date and year first above written.


Consultant:                         UroMed:

                                    UROMED CORPORATION



______________________________       By: _________________________________
Name: Robert Greene                      Title:

              Exhibit A to Consulting and Non-Competition Agreement


      (a) Any rights or inventions arising solely out of a consulting agreement relating to an intraurethral incontinence device pursuant to a Consulting Agreement between the Consultant and a third-party during the period between September 1993 and September 1994.

      (b) Any rights or inventions assigned to Boston Scientific Corporation pursuant to that Confidential Information, Inventions and Non-Competition Agreement dated as of March 20, 1995 between the Consultant and Boston Scientific Corporation.

                                                                 Exhibit E-1 to

                                                       Asset Purchase Agreement


                [Letterhead of Stradling, Yocca, Carlson & Rauth]



                                   May 9, 1996



UroMed Corporation
64 A Street
Needham, Massachusetts  02194

      Re: The Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994

Ladies and Gentlemen:

      We have acted as counsel to the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994, a trust organized under the laws of the State of California (the "Trust"), and those persons named as Indemnifying Beneficiaries (the "Beneficiaries") on the signature pages to that certain Asset Purchase Agreement dated as of May 9, 1996 (the "Asset Purchase Agreement") between the Trust and the Beneficiaries, on the one hand, and UroMed Corporation, a Massachusetts corporation (the "Buyer"), on the other hand, in connection with the transactions contemplated by the Asset Purchase Agreement. This opinion is being delivered pursuant to Section 4.2 of the Asset Purchase Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

      In connection with the preparation of this opinion, we have examined the documents listed below (the "Acquisition Documents"):

      A.    The Asset Purchase Agreement;

      B.    The Bill of Sale executed by the Trust, dated May 9, 1996;

      C.    The Patent Assignment executed by the Trust, dated May 9, 1996;

      D. The Assumption Agreement between the Trust and the Buyer, dated May 9, 1996; and

      E. The Registration Rights Agreement, dated May 9, 1996 among the Trust, the Buyer and the Beneficiaries named on the signature pages thereto.

      In addition, we have examined such other documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Acquisition Documents and the documents required or contemplated thereby, there are no other documents or agreements among the Trust, the Beneficiaries and the Buyer which would expand or otherwise modify the respective rights and obligations of the Trust, the Beneficiaries and the Buyer as set forth in the Acquisition Documents, and the documents required or contemplated thereby.

      We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed that the Trust and the Beneficiaries have received the agreed-to consideration due and payable at Closing, and that, with respect to all parties to agreements or instruments relevant hereto other than the Trust and the Beneficiaries, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

      As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Acquisition Documents and the other documents and certificates delivered in connection therewith, certificates of the Trustee and certificates and advices of public officials.

      Whenever a statement herein is qualified by "known to us," "to our actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Trust and the Beneficiaries, no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this form who have rendered legal services to the Trust or the Beneficiaries. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Trust and the Beneficiaries.

      Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

      1. The Trust is a liquidating trust duly organized under the laws of the State of California with full power and authority to enter into the Acquisition Documents to which it is a party and to consummate the transactions contemplated thereby.

      2. The Acquisition Documents have been duly authorized by all necessary actions on the part of the Trustees and beneficiaries of the Trust. The Acquisition Documents to which the

Beneficiaries are parties have been authorized by all necessary corporate or other actions on behalf of such Beneficiaries.

      3. When executed and delivered by the Trustees of the Trust and the Beneficiaries, respectively, the Acquisition Documents will be legal, valid and binding obligations of the Trust and the Beneficiaries enforceable against them in accordance with their terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

      4. Neither the execution and delivery of the Acquisition Documents by the Trust nor the consummation by the Trust of the transactions contemplated thereby
(a) will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon an property of the Trust (including, without limitation, any of the Acquired Assets) pursuant to, (i) the Liquidating Trust Agreement, or (ii) to our actual knowledge, any judgment, order, decree, stipulation, injunction, charge or other restriction of any court or other tribunal to which either the Trust or any of its properties is subject, or (b) is prohibited by, or subjects the Trust to a fine, penalty or other similar sanction, under any (i) statute or regulation of the State of California, or (ii) any federal statute or regulation.

      5. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Trust or any Beneficiary of the Acquisition Documents.

      6. Except as disclosed in the Asset Purchase Agreement or the exhibits and schedules delivered in connection therewith, there is, to our actual knowledge, no action, suit or proceeding by any governmental agency pending against the Trust or its properties or any Beneficiary in any court or before any governmental authority or agency, or arbitration board or tribunal which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Acquisition Documents or any of the transactions contemplated thereby.

      The foregoing opinion are subject to the following:

      We expressly do not comment upon or render any opinion with respect to any documents referenced in the Asset Purchase Agreement, except for the other Acquisition Documents or the Liquidating Trust Agreement.

      We call your attention to the fact that certain of the Acquisition Documents state that they are governed by Massachusetts law and that we are not rendering any opinion with respect to Massachusetts law. We have not examined the question of what law would govern the interpretation or enforcement of the Acquisition Documents and our opinion is based on the assumption that the internal laws of the State of California and federal law would govern the provisions of the Agreement and the transactions contemplated thereby. We express no opinion regarding the enforceability of the choice of law provisions of the Acquisition Documents.

      We express no opinion with respect to:

            (i)  the enforceability of the non-competition  provisions of
      Section 8.1 of the Asset Purchase Agreement;

            (ii) matters involving the federal Food, Drug and Cosmetic Act, as amended, or the rules and regulations thereunder, or California laws and regulations regarding drugs and medical devices; or

            (iii) patent, trademark and related matters.

      With respect to our opinion in paragraph 5 above, we have assumed that the Buyer was not required to make a filing under the Hart-Scott-Rodino Antitrust Improvements act of 1976. Except with respect to any filings required by the Trust under such act, we express no opinion on antitrust matters.

      We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and federal law.

      The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent. This opinion is as of this date, and we expressly decline any undertaking to advise you of any maters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

                                Very truly yours,



                                STRADLING, YOCCA, CARLSON
                                 & RAUTH

                                                                 Exhibit E-2 to

                                                       Asset Purchase Agreement


                        [Letterhead of Klein & Szekeres]



                                  May __, 1996



UroMed Corporation
64 A Street
Needham, MA  02194

      Re: The Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994

Ladies and Gentlemen:

      We are patent counsel to the Advanced Surgical Intervention, Inc. Liquidating Trust - June 20, 1994, a trust organized under the laws of the State of California (the "Seller"), and to Advanced Surgical Intervention, Inc., a California corporation ("ASI"). This opinion is being furnished to you pursuant to Section 4.2(g) of the Asset Purchase Agreement dated May _____, 1996 (the "Agreement") between UroMed Corporation, a Massachusetts corporation ("UroMed"), and the Seller; relating to the sale to UroMed by the Seller of all of the assets of the Seller and ASI relating to male and female incontinence. Unless otherwise defined in this letter, the definition of the capitalized terms used in this opinion shall be the same as those in the Agreement.

      We are familiar with the technology of the Seller and ASI related to male and female incontinence including without limitation the technology relating to the so-called "MiniGuard" product, and we have filed and prosecuted the U.S. and foreign patent applications and obtained the U.S. and foreign patents identified on Schedule A to this opinion (the "Patent Rights") relating to male and female incontinence.

      We are of the opinion that:

      (a) The Seller has full and clear record title to all of the Patent
Rights.

      (b) To the best of our knowledge, neither the Seller nor ASI has rights in any U.S. or foreign patents or patent applications relating to male and female incontinence other than the Patent Rights.

      (c) To the best of our knowledge, none of the U.S. or foreign patents in the Patent Rights is unenforceable or invalid. We are not aware of any patent, trade secret, or other intellectual property rights of others that are or would be infringed by practicing the male or female incontinence technology described in the Patent Rights.

      (d) We are not aware of anyone who has asserted that he or she is an inventor of the Patent Rights and who has not been named as such an inventor in, or of any third party who has asserted that he or she has an ownership interest in any of the Patent Rights or other Intellectual Property of the Seller or ASI.

      (e) To the best of our knowledge, there are no pending legal or governmental proceedings or litigation relating to the Patent Rights, other than U.S. and foreign patent office review of pending patent applications, including appeal proceedings, and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

      (f) We are not aware of any contracts or other documents material to the Patent Rights or other Intellectual Property of the Seller or ASI other than those identified in the Agreement or in the schedules thereof. In particular, to the best of our knowledge, the Patent Rights are not subject to any license rights of any third party.

                                Very truly yours,

                                KLEIN & SZEKERES


                                ___________________________________


Date: ___________________________________

                                                                   Exhibit F to

                                                       Asset Purchase Agreement



                                   May 9, 1996



ASI Liquidating Trust
c/o Robert F. Rosenbluth, Ph.D.
Trustee
34216 Violet Lantern, Suite 201
Dana Point, CA  92629

Donald B. Milder
Trustee
Crosspoint Venture Partners
18552 McArthur Blvd., Suite 400
Irvine, CA  92715

Ladies and Gentlemen:

      We have acted as special counsel to UroMed Corporation, a Massachusetts corporation (the "Company"), in connection with its purchase of the Acquired Assets under and as defined in the Asset Purchase Agreement, dated as of May 9, 1996 (the "Asset Purchase Agreement") by and between the Company, on the one hand, and the ASI Liquidating Trust (the "Seller"), and the Indemnifying Beneficiaries named on Annex A thereto, on the other hand. This opinion is being furnished to you pursuant to Section 4.2 of the Asset Purchase Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Asset Purchase Agreement.

      In connection with the rendering of this opinion, we have reviewed originals or copies of each of the Asset Purchase Agreement, dated May 9, 1996, delivered by the Company to the Seller, and the Registration Rights Agreement, dated May 9, 1996, by and among the Company, the Seller and the Beneficiaries named on the signature pages thereto (collectively, the "Acquisition Documents"), copies, certified or otherwise identified to our satisfaction, of the charter documents and by-laws of the Company, resolutions of the Board of Directors of the Company authorizing the transactions contemplated by the Asset Purchase Agreement, the certificates of public officials attached hereto as
Exhibit 1, and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

      As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon the written representations made to us by officers of the Company and attached hereto as Exhibit 2 and the representations set forth in Sections 5 and 6 of the Asset Purchase

Agreement have assumed, without independent inquiry, the accuracy of such representations. As to any opinion below relating to the existence, qualification or standing of the Company in any jurisdiction, our opinion relies entirely on and is limited by those certificates attached hereto as Exhibit 1.

      We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and without any special or additional investigation or search of court dockets undertaken for the purposes of this opinion.

      Each opinion set forth below relating to the enforceability of any agreement or instrument against the Company is subject to the following general qualifications:

            (i) as to any instrument or agreement delivered by the Company we assume that the Company has received the agreed-to consideration therefor;

            (ii) as to any agreement or instrument to which the Company is a party, we assume that such agreement or instrument is the binding obligation of each party thereto other than the Company;

            (iii) the enforceability of any obligation of the Company may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

            (iv) no opinion is given herein as to the availability of any specific or equitable relief of any kind or the availability of any particular contractually specified remedy;

            (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

            (vi) the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

      With respect to our opinion in paragraphs 4 and 5 below, we have assumed that the Seller was not required to make a filing under the Hart-Scott-Rodino Antitrust improvements Act of 1976. Except with respect to any filings required by the Company under such Act, we express no opinion on antitrust matters.

      Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for purposes of this opinion. This opinion is limited solely to the internal substantive laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts, and the Federal laws of the United States of America (except with respect to matters involving the Federal Food, Drug and Cosmetic Act, as amended, or the rules and regulations thereunder, any matter relating to the United States Food and Drug Administration, or any matter relating to patents, patent law, patent applications or related matters), to the extent that the same may apply to or govern such transactions. No opinion is given herein as to the choice of law or, except as set forth above, the internal substantive rules of law that any tribunal may apply to the transactions referred to herein.

      We understand that all of the foregoing assumptions, limitations and qualifications are acceptable to you.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

      2. The Acquisition Documents have been duly authorized by all necessary corporate action of the Board of Directors and shareholders of the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

      3. The shares of UroMed Common Stock to be issued to the Seller pursuant to the terms of the Asset Purchase Agreement have been duly authorized and, when such shares are issued and delivered against payment therefor as provided in the Asset Purchase Agreement, will be validly issued, fully paid and non-assessable.

      4. Neither the execution and delivery of the Acquisition Documents by the Company nor the consummation by the Company of the transactions contemplated thereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of the Company (including, without limitation, any of the Acquired Assets) pursuant to, (a) the restated articles of organization or By-laws of the Company, or (b) any provision of the laws or regulations of Massachusetts or of Federal law or regulations, or (c) to the best of our knowledge, any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which either the Company or any of its properties is subject.

      5. Except for one or more registration statements on Form S-3 and other documents and instruments that may be required to be filed pursuant to the Registration Rights Agreement, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required under any provision of Massachusetts or Federal law for the execution and delivery of the Acquisition Documents by the Company or for the consummation by the Company of the transactions contemplated thereby.

      6. To the best of our knowledge, there is no litigation by any governmental agency pending against the Company which questions the legality, validity or propriety of the Acquisition Documents or of any action taken or to be taken by the Company pursuant to the Acquisition Documents.

      This opinion is rendered only as of the date hereof and we undertake no obligation to inform you of changes in law occurring after the date hereof or facts that subsequently come to our attention. This opinion has been delivered solely for your use in connection with the transactions contemplated by the Asset Purchase Agreement and may not be referred to or used for any other purpose or relied upon by any other person without our prior written consent.

                                Very truly yours,



                                    BINGHAM, DANA & GOULD LLP